EXECUTION COUNTERPART

                              AMENDED AND RESTATED

                        ASSET PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                             VOYAGER PARTNERS, LTD.
                                   as Seller,

                                       and

                                DUNE ENERGY, INC.
                                    as Buyer

                                November 4, 2005

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                                Table Of Contents

                                                                            Page

ARTICLE I.  DEFINITIONS AND INTERPRETATION....................................1
         1.1  Defined Terms...................................................1
         1.2  References......................................................1
         1.3  Articles and Sections...........................................2
         1.4  Number and Gender...............................................2

ARTICLE II.  PURCHASE AND SALE................................................2
         2.1  Purchase and Sale...............................................2
         2.2  Closing by Asset Tranche........................................5
         2.3  Third Party Interests...........................................6
         2.4  Excluded Assets.................................................7
         2.5  Consideration...................................................9
         2.6  Assumption of Obligations.......................................12
         2.7  Retained Liabilities............................................14
         2.8  Possession; Risk of Loss........................................15
         2.9  Allocation of Adjusted Consideration............................16

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..................................16
         3.1  Representations and Warranties of Seller........................16
         3.2  Representations and Warranties of Buyer.........................21
         3.3  Disclaimers.....................................................22

ARTICLE IV.  ACCESS; DUE DILIGENCE............................................22
         4.1  Access to Records; Title Due Diligence and Curative.............22
         4.2  Operational and Environmental Assessment........................23
         4.3  Environmental Conditions........................................23
         4.4  Matters Relating to Title.......................................24

ARTICLE V.  OTHER MATTERS PRIOR TO CLOSING....................................26
         5.1  Operations......................................................26
         5.2  Casualty Event..................................................27
         5.3  Completion Operations and Drilling Operations...................28
         5.4  Additional Leases...............................................31
         5.5  Publicity.......................................................32
         5.6  Compliance with Conditions......................................32
         5.7  Maintenance of Existence........................................33
         5.8  Mutual Assurances...............................................33
         5.9  Notification of Certain Matters.................................33
         5.10  Designation as Operator........................................33
         5.11  Financial Matters..............................................34

ARTICLE VI.  CONDITIONS; TERMINATION; REMEDIES................................35
         6.1  Conditions Precedent to Seller's Obligation to Close............35


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         6.2  Conditions Precedent to Buyer's Obligation to Close.............36
         6.3  Term; Termination...............................................37
         6.4  Remedies........................................................38
         6.5  Conveyance of Interests.........................................39

ARTICLE VII.  CLOSING.........................................................39
         7.1  Closing.........................................................39
         7.2  Preliminary Settlement Statement................................40
         7.3  Actions at Closing..............................................40
         7.4  Records.........................................................41

ARTICLE VIII.  POST CLOSING MATTERS...........................................41
         8.1  Settlement Statement............................................41
         8.2  Further Cooperation.............................................42
         8.3  Undisbursed Revenues............................................42
         8.4  Retained Interests Options......................................42
         8.5  Gathering System Options........................................45

ARTICLE IX.  SURVIVAL; INDEMNIFICATION........................................47
         9.1  Survival........................................................47
         9.2  Indemnity as Sole Remedy........................................47
         9.3  Indemnities of Buyer............................................47
         9.4  Indemnities of Seller...........................................47
         9.5  Limitations on Indemnities......................................48
         9.6  Assertion of Claims; Notices; Defense; Settlement...............49
         9.7  Limitation on Damages...........................................49

ARTICLE X.  MISCELLANEOUS.....................................................50
         10.1  Exhibits.......................................................50
         10.2  Expenses.......................................................50
         10.3  Proration of Taxes.............................................50
         10.4  Assignment.....................................................50
         10.5  Notices........................................................51
         10.6  ENTIRE AGREEMENT; CONFLICTS....................................51
         10.7  Amendment......................................................52
         10.8  Waiver; Rights Cumulative......................................52
         10.9  GOVERNING LAW; CONSENT TO JURISDICTION.........................52
         10.10  Severability..................................................53
         10.11  Arbitration...................................................53
         10.12  Original Amended Purchase Agreements..........................54
         10.13  Recording Memorandum..........................................54
         10.14  Counterparts..................................................54


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SCHEDULES
Schedule 1.1      -    Defined Terms
Schedule 2.2      -    Tranche 3 Assets
Schedule 2.3      -    Third Party Interests
Schedule 3.1(d)   -    Seller's Litigation
Schedule 3.1(e)   -    Preferential Purchase Rights; Required Third Person
                       Consents to Assignment
Schedule 3.1(n)   -    Commitments for Expenditures
Schedule 4.4(a)   -    Uncured Defects
Schedule 5.3(a)   -    Completion Operations
Schedule 5.3(c)   -    Obligation Wells
Schedule 5.4(a)   -    Additional Lease Acreage
Schedule 8.4(c)   -    Designated Retained Interests; Base Retained Interests
                       Option Consideration
Schedule 8.5      -    Gathering System Partnerships

EXHIBITS
Exhibit A         -    Leases
Exhibit B         -    Wells; Working Interests and Net Revenue Interests;
                       Allocated Values
Exhibit C         -    Real Property Interests
Exhibit D         -    Contracts
Exhibit E         -    Permits; Transferable Permits
Exhibit F         -    Form of Assignment, Bill of Sale, and Conveyance
Exhibit G         -    Form of AMI Agreement
Exhibit H         -    Form of Transitional Matters Agreement
Exhibit I         -    Form of Retained Interests Option Conveyance


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                              AMENDED AND RESTATED
                        ASSET PURCHASE AND SALE AGREEMENT

            THIS AMENDED AND RESTATED ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is executed as of this 4th day of November, 2005, by VOYAGER PARTNERS, LTD., a Texas limited partnership ("Seller"), and DUNE ENERGY, INC., a Delaware corporation ("Buyer").

                                    RECITALS

            WHEREAS, Seller is the owner of certain oil and gas properties and assets located in the State of Texas described more particularly herein;

            WHEREAS, Seller and Buyer are parties to an Asset Purchase and Sale Agreement dated as of June 13, 2005, as amended by First Amendment to Asset Purchase and Sale Agreement dated as of June 23, 2005, Second Amendment to Asset Purchase and Sale Agreement dated as of July 8, 2005, Fourth Amendment to Asset Purchase and Sale Agreement dated as of July 28, 2005, Fifth Amendment to Asset Purchase and Sale Agreement dated as of September 30, 2005, and Sixth Amendment to Asset Purchase and Sale Agreement dated as of October 11, 2005 (as so amended, the "Original Amended Purchase Agreement"), pursuant to which Seller agreed to sell and convey, and Buyer agreed to purchase and pay for, such oil and gas properties and assets; and

            WHEREAS, Seller and Buyer have agreed to amend the Original Amended Purchase Agreement in numerous additional respects, which, because of the number and complexity of such amendments, makes it desirable for the Parties to amend and restate the Original Amended Purchase Agreement pursuant to the execution of this Agreement.

            NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

      1.1 Defined Terms. In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the capitalized expressions and terms set forth in Schedule 1.1 shall have the meanings set forth therein, unless expressly indicated otherwise. Other terms may be defined elsewhere in this Agreement and shall, for purposes hereof, have the meanings so specified, unless expressly indicated otherwise.

      1.2 References. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereto," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified.


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      1.3 Articles and Sections. This Agreement, for convenience only, has been divided into articles and sections. The rights and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles and sections.

      1.4 Number and Gender. Whenever the context requires, reference herein made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1 Purchase and Sale. Subject to the terms hereof, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller and pay for, the following properties and assets (collectively, the "Assets"):

            (a) an undivided ninety-five percent (95%) of the undivided Working Interests, associated Net Revenue Interests, and other interests set forth on Exhibit B, together with an undivided ninety-five percent (95%) of any and all other rights, titles, and interests of Seller (including in each case, without limitation, fee mineral interests, leasehold interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests, reversionary interests, possibilities of reverter, conversion rights and options, and Third Party Interests acquired by Seller and conveyed by Seller to Buyer pursuant to Section 2.3), in, to, under, or derived from (i) the oil and gas leases described more particularly on Exhibit A and the leasehold estates created thereby, as to all lands and depths covered thereby or the applicable part or portion thereof if specifically limited in depth and/or areal extent in Exhibit A, as well as any Additional Leases obtained by Seller as contemplated in Section 5.4 (collectively, the "Leases"), (ii) the lands covered by the Leases or otherwise described on Exhibit A, (iii) all units created by the pooling, unitization, and communitization agreements in effect with respect to the Leases and the lands covered thereby or otherwise described on Exhibit A, and (iv) the oil and gas leases and lands included in any units with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, and all other rights, interests, privileges, benefits, and powers of any kind or character conferred upon Seller as the owner of any of such interests;

            (b) an undivided ninety-five percent (95%) of the undivided Working Interests and the associated Net Revenue Interests set forth in Exhibit B, together with an undivided ninety-five percent (95%) of any and all other rights, titles, and interests of Seller (including any Third Party Interests acquired by Seller and conveyed by Seller to Buyer pursuant to Section 2.3), in


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and to the wells for the production of Hydrocarbons that are located on the
Leases or on other leases or lands with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized (including, without limitation, the wells referred to in Sections 5.3(a), 5.3(b), and 5.3(c)), also described more particularly on Exhibit_B (collectively, the "Wells");

            (c) an undivided ninety-five percent (95%) of Seller's rights, titles, and interests in and to all crude oil, natural gas, condensate, distillate, natural gasoline, natural gas liquids, plant products, refined petroleum products, other liquid or gaseous hydrocarbons (including, without limitation, coalbed methane), sulphur, other gases (including, without limitation, hydrogen and carbon dioxide), and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, is granted pursuant to the Leases or the other interests described herein ("Hydrocarbons") (i) produced from or allocable to the interests of Seller described in clauses (a) and (b) of this Section 2.1 and existing in pipelines, storage tanks, or other processing or storage facilities upstream of the delivery points to the relevant purchasers as of the Effective Time, and (ii) produced from or allocable to such interests of Seller from and after the Effective Time;

            (d) an undivided ninety-five percent (95%) of Seller's rights, titles, and interests in and to all fee surface interests in land, surface leases, easements, rights-of-way, servitudes, licenses, franchises, road, railroad, and other surface use permits or agreements, and similar rights and interests (if any) located on the lands covered by the Leases or otherwise described on Exhibit A or on any units with which the Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, or that otherwise relate to the interests of Seller described in clauses (a), (b), and (e) of this Section 2.1, and either described more particularly on Exhibit C or acquired by Seller between the date of execution hereof and the applicable Closing Date (collectively, the "Real Property Interests");

            (e) an undivided ninety-five percent (95%) of Seller's rights, titles, and interests in and to all equipment, machinery, fixtures, inventory, improvements, and other personal, mixed, or movable property, located on the lands covered by the Leases or otherwise described on Exhibit A or with which the Leases or the lands covered thereby or otherwise described on Exhibit A have been pooled, unitized, or communitized, to the extent used in connection with or attributable to the interests of Seller described in clauses (a) and (b) of this
Section 2.1 (except for any such personal property leased from third Persons), including, without limitation: water wells; saltwater disposal wells and facilities; injection wells and facilities; well equipment; casing; rods; tanks and tank batteries; boilers; tubing; pumps; pumping units and engines; platforms; Christmas trees; production facilities; dehydration units and facilities; heater-treaters; processing, fractionation, treatment, and separation plants and facilities; testing and sampling equipment; sulfur recovery units and facilities; valves; gauges; meters; generators; motors; gun barrels; flow lines; water lines; gas lines; gathering lines, laterals and trunk lines, and other pipe lines (including, without limitation, all gathering and other pipelines constructed and installed by Seller or Seller's Predecessors after the date of execution hereof in connection with the Wells referred to in Sections 5.3(a), 5.3(b), and 5.3(c), but excluding the Partnership Gathering


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Systems referred to in Section 8.5); gas systems (for gathering, treatment, and compression); chemicals; solutions; water systems (for treatment, disposal, and injection); power plants; poles; lines; transformers; starters and controllers; and any and all additions or accessions to, substitutions for, and replacements of any of the foregoing, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (collectively, the "Personal Property");

            (f) all fees, rentals, proceeds, payments, revenues, and other rights and economic benefits of every kind and character accruing or payable to the owner of the items listed in this Section 2.1 that are attributable to the period from and after the Effective Time;

            (g) an undivided ninety-five percent (95%) of Seller's rights, titles, and interests in, to, and under all Contracts, the transfer of which is not prohibited or restricted by a preferential right to purchase, required consent to assignment, right of first refusal, right of first offer, or similar provision or as to which the required waivers or consents have been obtained, or the appropriate time period for asserting such rights has expired, in either case as of the applicable Closing Date (collectively, the "Transferred Contracts");

            (h) all Permits that are transferable by Seller to Buyer, described more particularly on Exhibit E;

            (i) all intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and third Persons, and rights accruing under applicable statutes of limitation or prescription, insofar only as the foregoing rights and interests relate or are attributable to the items listed in this Section 2.1, and do not constitute Excluded Assets, but including, without limitation, an undivided ninety-five percent (95%) interest in and to all underproduction accounts or credits of Seller or Seller's Predecessors pertaining to Imbalances in existence as of the Effective Time (collectively, "Intangible Rights");

            (j) all files, records (including, without limitation, land and title records, plats, surveys, abstracts of title, title insurance policies, title opinions, and title curative, lease, contract, division order, marketing, correspondence, operations, environmental, insurance, production, accounting, Property-Related Tax, regulatory, and facility and well records and files), and other information that relate in any way to any of the items listed in this
Section 2.1, are in the possession of Seller or Seller's Predecessors, and the disclosure and transfer of which is not prohibited by confidentiality or other contractual arrangements in existence on the applicable Closing Date (collectively, the "Records"); and

            (k) all maps, logs, geological, geophysical, reserve engineering, and other scientific and technical information, reports, and data (including, without limitation, conventional and 3-D seismic data) that relate exclusively to the items listed in this Section 2.1, are owned by Seller or Seller's Predecessors, do not constitute Excluded Assets, and the disclosure and transfer of which is not prohibited by confidentiality or other contractual arrangements in existence on the Closing Date (collectively, the "Transferable Data").


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      2.2 Closing by Asset Tranche. For purposes of this Agreement, the Assets will be divided into three (3) numbered tranches. The Assets allocated to the first tranche (the "Tranche 1 Assets") and the second tranche (the "Tranche 2 Assets") will be determined in accordance with Section 2.2(b). The Assets allocated to the third tranche (the "Tranche 3 Assets") are so identified on
Schedule 2.2. The Assets and the Springside Properties will be conveyed to Buyer in multiple Closings as follows:

            (a) The Springside Properties are subject to the terms of the Voyager-Hess Purchase Agreement. Pursuant to the Assignment of Asset Purchase Agreement dated as of October 28, 2005 (the "Hess PSA Assignment"), Seller transferred and assigned to Buyer all of Seller's rights, titles, and interests in, to, and under the Voyager-Hess Purchase Agreement. Seller and Buyer hereby adopt, ratify, and confirm the Hess PSA Assignment and declare the Hess PSA Assignment to be in full force and effect in accordance with its terms and unaffected by the execution of this Agreement. The Springside Properties shall not constitute "Assets", and the purchase price paid by Buyer to Hess with respect thereto shall not constitute part of the Base Consideration, in each case for purposes of this Agreement.

            (b) Those Assets, other than the Tranche 3 Assets, as to which the condition set forth in Section 6.2(l)(i) is satisfied by Seller or waived by Buyer on or before December 1, 2005, shall be classified as Tranche 1 Assets. Seller shall diligently and in good faith endeavor to satisfy such condition on or prior to such date with respect to Assets for which the aggregate Allocated Values are at least $25,000,000.00, and Buyer shall cooperate fully and in good faith with, and provide reasonable assistance to, Seller in this regard, as set forth in Schedule 4.4(a) and as Seller may otherwise reasonably request from time to time. The Closing Date for the conveyance of the Tranche 1 Assets by Seller to Buyer is scheduled to be December 15, 2005, subject to the satisfaction of the conditions relating to such Closing set forth in Section 6.1 and Section 6.2. Upon the mutual, written agreement of the Parties (and, if necessary, Buyer's lender), the Tranche 1 Assets may be modified after December 1, 2005, to include one (1) or more additional Assets as to which, prior to the Closing Date for the Tranche 1 Assets, the condition set forth in Section 6.2(l)(i), insofar as such condition pertains to the relevant additional Asset(s), is satisfied by Seller or waived by Buyer.

            (c) The remainder of the Assets that are not classified as Tranche 1 Assets or Tranche 3 Assets shall be classified as Tranche 2 Assets. The Tranche 2 Assets may be conveyed by Seller to Buyer in multiple Closings during the period between January 5, 2006, and February 28, 2006, depending on the timing of the satisfaction by Seller or the waiver by Buyer of the condition set forth in Section 6.2(l)(i) with respect to a particular Asset. The actual Closing Date(s) for the Tranche 2 Assets shall be established during the indicated time period by written notice from Buyer to Seller, subject to the satisfaction of the other conditions relating to such Closing(s) set forth in Section 6.1 and
Section 6.2.

            (d) The Closing Date for the conveyance by Seller to Buyer of the Tranche 3 Assets shall be established by written notice from Buyer to Seller and shall be scheduled no later than seventy-five (75) days after Seller satisfies the condition set forth in Section 6.2(l)(ii), subject to the satisfaction of the other conditions relating to such Closing set forth in Section 6.1 and
Section 6.2.


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            (e) Notwithstanding the preceding provisions of Section 2.2, if the
Drilling Deadline for an Obligation Well will occur within six (6) months after the date of execution of this Agreement, but the Closing Date established pursuant to this Section 2.2 for the Asset that includes the Lease(s) on which such Obligation Well is located will occur prior to the Drilling Deadline for such Obligation Well, Buyer shall be entitled, upon written notice to Seller given no later than the deadline set forth hereinafter, to exclude the affected Asset from the Assets that otherwise would have been conveyed by Seller to Buyer on the relevant Closing Date if, as of such Closing Date, Buyer has been unable to obtain, through reasonable commercial efforts and on commercially reasonable terms, a drilling rig of sufficient capacity and capability to drill such Obligation Well in accordance with the terms of the applicable Lease or Contract. In the case of Obligation Well 1 identified on Schedule 5.3(c), the notice required from Buyer under the preceding sentence hereof must be given no later than 5:00 p.m., Central Time, on December 5, 2006. In the case of the first Obligation Well due to be drilled on the Tranche 3 Assets, also as referred to on Schedule 5.3(c), the notice required from Buyer under the first sentence of this Section 2.2(e) must be given no later than 5:00 p.m., Central Time, on the sixtieth (60th) day prior to the date on which drilling operations for such first Obligation Well must be commenced under the terms of the oil and gas lease(s) comprising the Tranche 3 Assets or any Contracts applicable thereto. If an Asset is thus excluded from a Closing, the Base Consideration paid at such Closing shall be reduced by an amount equal to the Allocated Value of the affected Asset. If Buyer subsequently secures such a drilling rig, then subject to the terms of Section 6.3, Buyer shall provide written notice of such fact to Seller and establish a Closing Date for the affected Asset in accordance with Section 2.2(c) as if such Asset were a Tranche 2 Asset (regardless of whether such Asset was originally so characterized).

            (f) The conveyance of each Asset shall be effective as of the Effective Time, except for the assumption by Buyer of certain Liabilities associated with such Asset that are provided, in Section 2.6, to be assumed as of the Possession Time applicable to such Asset. All references in this Agreement to the Closing Date or Possession Time with reference to an Asset shall be to the Closing Date or Possession Time applicable to such Asset under the terms hereof.

      2.3 Third Party Interests. Schedule 2.3 sets forth (a) a list of Leases and Wells included in the Assets in which Persons other than Seller own undivided interests, (b) the Asset tranche applicable thereto, (c) the identity of, and the Working Interest and associated Net Revenue Interest in such Leases and Wells owned by, such Persons ("Third Party Interests"), and (d) ninety-five percent (95%) of the incremental value attributable to such Third Party Interests (the "Incremental Value"). The Incremental Value for such Third Party Interest is included in the Allocated Value set forth on Exhibit B for the Asset(s) to which each such Third Party Interest relates. As such, if Seller acquires the record and beneficial title to one (1) or more Third Party Interests, and such Third Party Interests are free of Defects, Seller shall convey an undivided ninety-five percent (95%) of such Third Party Interests to Buyer at the Closing for the Assets(s) to which such Third Party Interests relate subject to and in accordance with the terms of this Agreement, without further adjustment to the Base Consideration paid for such Assets hereunder. If


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Seller fails, for whatever reason, to acquire such a Third Party Interest free of Defects prior to the Closing Date for the Asset(s) to which such Third Party Interest relates, the Base Consideration payable for the relevant Asset(s) shall be reduced by an amount equal to the Incremental Value(s) of the Third Party Interest(s) not acquired. If Seller acquires such a Third Party Interest after the Closing for the Asset(s) to which Third Party Interest relates, Buyer may, but shall not be obligated to, purchase an undivided ninety-five percent (95%) of such Third Party Interest from Seller for the Incremental Value applicable thereto, payable by bank wire transfer of immediately available U.S. funds to the account designated by Seller to Buyer in writing.

      2.4 Excluded Assets. Seller excepts, reserves, and retains to itself the following properties and assets (collectively, the "Excluded Assets"):

            (a) (i) an undivided five percent (5%) of the undivided Working Interests, associated Net Revenue Interests, and other interests set forth in Exhibit B, together with an undivided five percent (5%) of any and all other rights, titles, and interest of Seller, in, to, under, or derived from (A) the Leases (including, without limitation, any Third Party Interests acquired by Seller and conveyed by Seller to Buyer pursuant to Section 2.3 and any Additional Leases obtained by Seller as contemplated in Section 5.4) conveyed by Seller to Buyer pursuant hereto, (B) the lands covered by such Leases or otherwise described on Exhibit A, (C) all units created by the pooling, unitization, and communitization agreements in effect with respect to such Leases and the lands covered thereby or otherwise described on Exhibit A, and
(D) the oil and gas leases and lands included in any units with which such Leases or the lands covered thereby or otherwise described on Exhibit A may have been pooled, unitized, or communitized, and all other rights, interests privileges, benefits, and powers of any kind or character conferred upon Seller as the owner of such interests; (ii) an undivided five percent (5%) of the undivided Working Interests and the associated Net Revenue Interests set forth in Exhibit B, together with an undivided five percent (5%) of any and all other rights, titles, and interests of Seller, in and to the Wells conveyed by Seller to Buyer pursuant hereto; (iii) an undivided five percent (5%) of Seller's rights, titles, and interests in and to all Hydrocarbons produced from or allocable to the interests of Seller described in clauses(i) and (ii) of this
Section 2.2(a); (iv) an undivided five percent (5%) of Seller's rights, titles, and interests in and to (A) the Real Property Interests, (B) the Personal Property, and (C) the Transferred Contracts, in each case transferred by Seller to Buyer pursuant hereto; (v) all fees, rentals, proceeds, payments, revenues, and other rights and economic benefits of every kind and character accruing or payable to the owner of the items listed in this Section 2.2(a); and (vi) all intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and third Persons, and rights accruing under applicable statutes of limitation or prescription, insofar only as the foregoing rights and interests relate or are attributable to the items listed in this Section 2.2(a), including, without limitation, an undivided five percent (5%) interest in and to all underproduction accounts or credits of Seller or Seller's Predecessors pertaining to Imbalances in existence as of the Effective Time (collectively, the "Retained Interests");

            (b) all corporate, financial, legal, and tax records of Seller;


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            (c) all deposits, cash, checks in process of collection, cash equivalents, and funds attributable to Seller's interests in the Assets for the period prior to the Effective Time;

            (d) all Hydrocarbons produced from or allocable to the Assets prior to the Effective Time, except for those Hydrocarbons described in Section 2.1(c)(i);

            (e) all documents and records of Seller and Seller's Predecessors subject to the attorney/client privilege, confidentiality agreements, claims of privilege, or other restrictions on access;

            (f) all rights, interests, and Claims that Seller or Seller's Predecessors may have under any policy of insurance or indemnity, surety bond, or any insurance or condemnation proceeds or recoveries from third Persons relating to property damage or casualty loss affecting the Leases, Wells, Hydrocarbons, Real Property Interests, or Personal Property occurring prior to the applicable Possession Time;

            (g) all Claims, whether in contract, in tort, or arising by operation of Law, and whether asserted or unasserted as of the applicable Possession Time, that Seller or Seller's Predecessors may have against any Person arising out of acts, omissions, or events, or injury to or death of Persons or loss or destruction of or damage to property, relating in any way to, the Leases, Wells, Hydrocarbons, Real Property Interests, Personal Property, Contracts, Permits, Intangible Rights, or Transferable Data that occurred prior to such Possession Time; provided, however, that no such Claim may be settled, compromised, or otherwise resolved in a manner that results in an obligation borne by Buyer or the Assets from and after the applicable Possession Time without the prior written consent of Buyer;

            (h) all exchange traded futures contracts and over-the-counter derivative contracts of Seller and Seller's Predecessors as to which Seller or any Seller's Predecessor has an open position as of the Effective Time;

            (i) any and all rights to use Seller's name, marks, trade dress or insignia, or to use the name of any Affiliate of Seller (including, without limitation, Seller's Predecessors), and all of Seller's intellectual property, including, without limitation, proprietary or licensed computer software; patents; trade secrets; copyrights; geological and geophysical information and data (including, without limitation, conventional and 3-D seismic data) licensed from third Persons, and Seller's proprietary interpretations thereof; economic analyses; and pricing forecasts;

            (j) all amounts due or payable to Seller or Seller's Predecessors as adjustments to insurance premiums related to the Assets for periods prior to the Effective Time;

            (k) all Claims of Seller or Seller's Predecessors for refunds of or any loss carry-forwards with respect to any taxes relating to the Leases, Wells, Hydrocarbons, Real Property Interests, Personal Property, Contracts, Permits, Intangible Rights, or Transferable Data for periods prior to the Effective Time;

            (l) all audit rights and all amounts due or payable to Seller or Seller's Predecessors as refunds, adjustments, or settlements of disputes arising under the Leases, the Real Property Interests, the Permits, or the Contracts for periods prior to the Effective Time;

            (m) all trade credits and the proceeds of all accounts receivable, notes receivable, instruments, general intangibles, and other receivables due or payable to Seller or Seller's Predecessors relating to the Leases, Wells, Hydrocarbons, Real Property Interests, Personal Property, Contracts, Permits, Intangible Rights, or Transferable Data that accrued prior to the Effective Time;

            (n) except as otherwise provided herein, all fees, rentals, proceeds, payments, revenues, rights, and economic benefits of every kind and character (and all security or other deposits made) payable to the owner of the Assets and that are attributable to the period prior to the Effective Time;

            (o) all rights, titles, and interests of Seller or any Affiliate of Seller in and to the Gathering System Partnerships; and

            (p) all interests, rights, property, and assets of Seller not located on or used in connection with the Assets or otherwise specifically included in the definition of the Assets.

      2.5 Consideration.

            (a) The total base consideration to be paid by Buyer to Seller if all of the Assets are conveyed by Seller to Buyer hereunder shall be SIXTY-EIGHT MILLION, TWO HUNDRED EIGHTY-FIVE THOUSAND, NINE HUNDRED NINE AND NO/100 DOLLARS ($68,285,909.00) (the "Base Consideration"). If, for any reason, one (1) or more Assets is not conveyed by Seller to Buyer under the terms of this Agreement, the Base Consideration shall be reduced by the sum of the Allocated Values of the affected Assets. The portion of the Base Consideration payable hereunder with respect to each Asset tranche, or portion thereof, at the Closing applicable thereto shall equal the sum of the Allocated Values of all of the Assets included in the Asset tranche, or portion thereof, being sold at such Closing. The relevant portion of the Base Consideration, subject to the adjustments made as provided in Sections 2.5(b) and 2.5(c), shall be payable in currency of the United States at each Closing in accordance with Article VII.

            (b) For each Closing, the portion of the Base Consideration payable at such Closing shall be adjusted upward by the following:

                  (i) the amount of the value of all merchantable Hydrocarbons produced from or allocable to the Assets conveyed by Seller to Buyer at such Closing existing in pipelines, storage tanks, or other processing or storage facilities (including, without limitation, unsold inventories of plant products owned by Seller, if any) upstream of the delivery points to the relevant purchasers as of the Effective Time, the value to be based on the contract price applicable to such Hydrocarbons in effect as of the Effective Time (or the market value, if there is no contract price, in effect as of the Effective Time), less amounts payable as royalties, overriding royalties, and other burdens upon such Hydrocarbons and Property-Related Taxes deducted by the purchaser of such Hydrocarbons;

                  (ii) the amount of all direct capital, operating, and other expenditures and costs and all prepaid costs and expenses attributable to the Assets conveyed by Seller to Buyer at such Closing (exclusive of Property-Related Taxes) incurred and actually paid by or on behalf of Seller in the ordinary course of owning and operating such Assets that are attributable to the period from the Effective Time through the applicable Possession Time, including, without limitation, (A) royalties, overriding royalties, and other similar burdens on production, (B) rentals, shut-in well payments, and other lease maintenance payments made under the terms of the Leases,
                        (C) except as otherwise provided below in clause (D)(1) of this paragraph, the direct overhead and other charges and expenses billed to Seller by the operator or operators (including, without limitation, Seller or its Affiliates) of such Assets under applicable operating agreements, including, without limitation, unreimbursed expenses paid by Seller on behalf of third Persons to which Seller is entitled to reimbursement under such operating agreements, and (D) premiums paid by Seller with respect to any policy of insurance or indemnity or any surety bond directly related to such Assets and allocable to the period from the Effective Time through the applicable Possession Time, but exclusive of (1) direct overhead and other charges billed by Seller or its Affiliate, as operator of an Asset, to Seller, to the extent that such charges exceed the like charges invoiced by Seller or its Affiliate to other co-owners of interests in the relevant Asset, (2) expenses incurred by Seller in connection with the remediation of Environmental Conditions pursuant to Section 4.3, the cure of Defects pursuant to Section 4.4, or the repair of a Casualty Event or replacement of a damaged or taken Asset pursuant to Section 5.2, (3) the general, administrative, and office overhead expenses of Seller and its Affiliates, (4) any amounts paid by Seller or Seller's Predecessors in connection with the operations described in Section 5.3(a) or Section 5.3(b), to the extent incurred in connection with such Assets, and (5) any amounts paid by Seller or Seller's Predecessors in connection with the Additional Leases pursuant to
                        Section 5.4;

                  (iii) any increase required as the result of the proration of
                        Property-Related Taxes under Section 10.3;

                  (iv) ninety-five percent (95%) of the amount of the value of any Imbalance pertaining to the Assets conveyed by Seller to Buyer at such Closing as to which Seller is in an "under" position as of the Effective Time, such value to be based, in each case, on the contract price applicable to the relevant category of Hydrocarbons (or the market value thereof, if there is no contract price) determined as of the applicable Effective Time;

                  (v)   any increase required under the terms of Section 5.3(b);
                        and

                  (vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer as being an increase to the Base Consideration.

            (c) For each Closing, the portion of the Base Consideration payable at such Closing shall be adjusted downward by:

                  (i) permitted reductions (if any) provided for in Sections 2.2(e), 2.3, 4.4(d), 5.3(b), 5.3(c), and 5.4(b);

                  (ii) the proceeds received by Seller from the sale of Hydrocarbons produced from or allocable to the Assets conveyed by Seller to Buyer at such Closing during the period from the Effective Time through the applicable Closing Date, less amounts payable as royalties, overriding royalties, and other burdens upon such Hydrocarbons and Property-Related Taxes deducted by the purchaser of such Hydrocarbons (including, without limitation, in the case of the Closing for the Tranche 1 Assets, the sum of $60,000.00 relating to the Springside Properties for the period from May 1, 2005, through June 30, 2005);

                  (iii) all other fees, rentals, proceeds from any permitted sale, salvage, or other disposition, and other revenues pertaining to the Assets conveyed by Seller to Buyer at such Closing that are attributable to, and were received by Seller during, the period from the Effective Time through the applicable Closing Date (excluding overhead reimbursements to Seller under applicable operating agreements under which Seller is the operator);

                  (iv) ninety-five percent (95%) of the amount of the value of any Imbalance pertaining to the Assets conveyed by Seller to Buyer at such Closing as to which Seller is in an "over" position as of the Effective Time, as well as the amount of the value of any Hydrocarbons produced from or allocable to such Assets that third Persons may otherwise be entitled to receive out of the interests therein being transferred after the Effective Time without making full payment therefor at or after the time of delivery as the result of a "take-or-pay", prepayment, forward sale, production payment, deferred production, or similar arrangement in existence as of the Effective Time, such value to be based, in each case, on the contract price applicable to the relevant category of Hydrocarbons (or the market value, if there is no contract price) determined as of the Effective Time;

                  (v) any reduction required as the result of the proration of Property-Related Taxes under Section 10.3;

                  (vi) an amount equal to all Advances (not to exceed $2,500,000.00) paid by Buyer to Seller pursuant to
                        Section 4 of the "Binding Provisions" of the Letter of Intent and Section 5.3(a) hereof; and

                  (vii) any other amount provided for elsewhere in this
                        Agreement or otherwise agreed upon by Seller and Buyer as being a reduction in the Base Consideration.

            (d) The Base Consideration, as adjusted pursuant to Sections 2.5(b) and 2.5(c), shall be referred to herein as the "Adjusted Consideration". All adjustments to the Base Consideration provided for in Sections 2.5(b) and 2.5(c) shall be determined without duplication and on an accrual basis, in accordance with generally accepted accounting principles consistently applied.

      2.6 Assumption of Obligations. Subject to the terms of this Agreement, upon each Closing, Buyer assumes and agrees to pay, perform, and discharge the following duties, obligations, and Liabilities (collectively, the "Assumed Liabilities") with respect to the Assets conveyed by Seller to Buyer at such Closing, effective as of the Effective Time or Possession Time, as set forth below:

            (a) the performance of the terms, conditions, and covenants of, and the discharge of the share attributable to the interests of Seller to be transferred of the duties, obligations, and liabilities (other than obligations or liabilities for the payment of money) arising under the terms of, the Leases, the Real Property Interests, the Permits, and the Transferred Contracts conveyed by Seller to Buyer at such Closing for the period from and after the applicable Possession Time;

            (b) except for Retained Liabilities, all obligations and Liabilities of Seller for the payment of money with respect to the Assets conveyed by Seller to Buyer at such Closing (including, without limitation, the payment of ninety-five percent (95%) of Seller's share of all costs and expenses incurred in connection with the relevant Leases, Wells, Hydrocarbons, Real Property Interests, Personal Property, Transferred Contracts, and Permits and the payment of ninety-five percent (95%) of Seller's share of all royalties, overriding royalties, and other similar burdens on production, as well as all rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under the terms of such Leases) for the period from and after the Effective Time;

            (c) ninety-five percent (95%) all obligations of Seller regarding the plugging and abandonment of all Wells and Personal Property conveyed by Seller to Buyer at such Closing and the performance of all related salvage, site clearance, and surface restoration operations in accordance with applicable Law and the terms of the relevant Leases and applicable Transferred Contracts;

            (d) ALL ASSUMED ENVIRONMENTAL LIABILITIES;

            (e) EXCEPT FOR RETAINED LIABILITIES, ALL OTHER CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE LEASES, WELLS, HYDROCARBONS, REAL PROPERTY INTERESTS, AND PERSONAL PROPERTY CONVEYED BY SELLER TO BUYER AT SUCH CLOSING AND ALLOCABLE TO THE INTERESTS THEREIN BEING TRANSFERRED, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, TO THE EXTENT THAT SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, ARISES, OCCURS, OR EXISTS AT OR AFTER THE APPLICABLE POSSESSION TIME;

            (f) ninety-five percent (95%) of all obligations of Seller owed to other Persons with respect to Imbalances (if any) pertaining to the Assets conveyed by Seller to Buyer at such Closing and in existence at or arising after the Effective Time;

            (g) all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which Buyer has agreed to be responsible under the terms hereof;

            (h) all obligations of Seller (if any) relating to the accounting for and distribution or payment of proceeds from the sale of the Hydrocarbons produced from or allocable to the Assets conveyed by Seller to Buyer at such Closing and the associated Retained Interests, including, without limitation, the distribution or payment of funds held in suspense as of the applicable Closing Date and transferred to Buyer pursuant to Section 8.3;

            (i) the responsibility for compliance with applicable Laws relating to the Assets conveyed by Seller to Buyer at such Closing, and the maintenance and, when necessary, procurement of Permits required by any Governmental Authority in connection with such Assets, in each case for the period from and after the applicable Possession Time;

            (j) the share attributable to the owner of the Assets of all Claims and Liabilities arising out of, resulting from, or relating in any way to Casualty Events on or relating to the Assets that become Assumed Liabilities by operation of Section 5.2(b); and

            (k) all other duties, obligations, Liabilities, and Claims, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with the Assets conveyed by Seller to Buyer at such Closing for the period from and after the applicable Possession Time.

      2.7 Retained Liabilities. Subject to the terms of this Agreement, as between Seller and Buyer, Seller hereby expressly retains and agrees to pay, perform, and discharge the following duties, obligations, and Liabilities with respect to the Assets conveyed by Seller to Buyer at each Closing (collectively, the "Retained Liabilities"):

            (a) the performance of the terms, conditions, and covenants of, and the discharge of Seller's share of the duties, obligations, and Liabilities (other than obligations or Liabilities for the payment of money) arising under the terms of, the Leases, the Real Property Interests, the Transferable Permits, and the Contracts conveyed by Seller to Buyer at the relevant Closing for the period prior to the applicable Possession Time;

            (b) except for Assumed Liabilities, all obligations and Liabilities of Seller or Seller's Predecessors for the payment of money with respect to the Assets conveyed by Seller to Buyer at such Closing (including, without limitation, the payment of such Persons' share of all costs and expenses incurred in connection with the relevant Leases, Wells, Hydrocarbons, Real Property Interests, Personal Property, Contracts, and Permits and the payment of such Persons' shares of all royalties, overriding royalties, and other similar burdens on production, as well as all rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under such Leases) for the period prior to the Effective Time;

            (c) all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which Seller has agreed to be responsible hereunder;

            (d) except for Assumed Liabilities, all Claims and Liabilities, whether in contract, in tort, or arising by operation of Law, against or suffered by Seller or Seller's Predecessors that relate in any way to, the Assets conveyed by Seller to Buyer at such Closing (INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO SUCH ASSETS, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF BUYER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES), to extent that any such Claim or

Liability, or the acts, omissions, events, or conditions giving rise thereto, arose, occurred, or existed prior to the applicable Possession Time, regardless of whether such Claim or Liability has been asserted as of the applicable Possession Time;

            (e) all Claims (if any) of third Persons, whether as the result of audits or otherwise, to refunds, adjustments, settlements of disputes, or other amounts of any kind due under the terms of the Leases, the Real Property Interests, the Permits, or the Contracts conveyed by Seller to Buyer at such Closing and attributable to the period prior to the Effective Time;

            (f) all amounts payable by Seller or Seller's Predecessors under the terms of all exchange traded futures contracts and over-the-counter derivative contracts to which Seller or any Seller's Predecessor is a party as of the Effective Time, including, without limitation, all breakage costs (if any) incurred by Seller or Seller's Predecessors under the terms of any such agreement as the result of the transactions contemplated in this Agreement;

            (g) all indebtedness (if any) of Seller, whether or not encumbering all or any portion of the Assets;

            (h) ALL RETAINED ENVIRONMENTAL LIABILITIES;

            (i) all amounts (if any) payable by Seller with respect to Completion Operations pursuant to Section 5.3(a) and the Additional Leases pursuant to Section 5.4(a), in each case to the extent applicable to the Assets conveyed by Seller to Buyer at such Closing;

            (j) all Liabilities for which Seller is responsible with respect to Environmental Conditions under Section 4.3, Defects under Section 4.4, and Casualty Events under Section 5.2; and

            (k) except for Assumed Liabilities, all other duties, obligations, Claims, and Liabilities, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with
(i) the Assets conveyed by Seller to Buyer at such Closing for the period prior to the applicable Possession Time, and (ii) the Excluded Assets.

      2.8 Possession; Risk of Loss. As of the applicable Possession Time, Seller shall deliver to Buyer exclusive possession and control of the Assets conveyed by Seller to Buyer at each Closing. Seller agrees to cooperate with Buyer to facilitate the transition of the ownership and (if applicable) operation of such Assets to Buyer. As between Seller and Buyer, and subject to the terms of Sections 2.6 and 2.7, Seller shall assume and bear all risk of loss associated with the Assets conveyed by Seller to Buyer at each Closing prior to the applicable Possession Time, and Buyer shall assume and bear all risk of loss associated with such Assets from and after the applicable Possession Time.

      2.9 Allocation of Adjusted Consideration. Buyer and Seller shall use commercially reasonable efforts to agree, on or before the Closing Date for the Tranche 1 Assets, upon an allocation of the Adjusted Consideration among the Assets for financial accounting and tax purposes in accordance with Section 1060 of the Code. Buyer and Seller shall each file a Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis, reporting the allocation of the Adjusted Consideration consistent with such allocation. Buyer and Seller shall file, on a timely basis, any amendments required to such Form 8594 as a result of a subsequent increase or decrease of the Adjusted Consideration after any Closing Date. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Adjusted Consideration as so agreed, or as adjusted as the result of any subsequent increase or decrease in the Adjusted Consideration. If Buyer and Seller are unable to agree on the allocation of the Adjusted Consideration provided for in this Section 2.9 by the Closing Date for the Tranche 1 Assets, either Buyer or Seller may initiate arbitration of such dispute pursuant to the terms of Section
10.11. In that event, such Closing shall be deferred until such dispute is resolved as provided in Section 10.11.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

            (a) Seller is a limited partnership duly organized and validly existing under the Laws of the State of Texas. The general partner of Seller is Trek Management, LLC, a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Texas. Seller has all requisite power and authority to own and operate its property (including, without limitation, the Assets) and to carry on its business as now conducted.

            (b) Seller has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by Seller of this Agreement has been duly and validly authorized and approved by all necessary action on the part of Seller, and this Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with or result in a breach of any provisions of the organizational documents of Seller, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any Lease, Contract, Real Property Interest, Permit, note, bond, mortgage, indenture, license, or other agreement, document, or instrument to which Seller is a party or by which Seller or any of the Assets or Retained Interests may be bound, or (iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Seller, the Assets, or the Retained Interests.

            (d) Except as otherwise reflected in Schedule 3.1(d), there is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Seller's Knowledge, threatened against Seller, Seller's Predecessors, the Assets, or the Retained Interests, or to which Seller or any Seller's Predecessor is a party, that reasonably may be expected to (i) challenge Seller's title to any of the Assets or Retained Interests, (ii) subject the owner or operator of the Assets or Retained Interests to liability in favor of any Governmental Authority or other Person as the result of the alleged violation of, or non-compliance with, any Environmental Law by Seller, Seller's Predecessors, or any other Affiliate of Seller with respect to the Assets or Retained Interests or require the owner or operator of the Assets or Retained Interests to remediate, remove, or respond to an Environmental Condition, or a threatened Environmental Condition, on or affecting the Assets or Retained Interests, or (iii) otherwise adversely affect the Assets or Retained Interests in any material respect or the ability of Seller to consummate the transactions contemplated in this Agreement.

            (e) Except as otherwise reflected in Schedule 3.1(e), none of the Leases, Real Property Interests, or Contracts is subject to a preferential right to purchase, third Person consent to assignment requirement, right of first refusal, right of first offer, or similar right or restriction.

            (f) Except for approvals by Governmental Authorities customarily obtained after the Closings, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority is required to authorize, or is otherwise required by any Governmental Authority in connection with, the valid execution and delivery by Seller of this Agreement, the transfer of the Assets or Retained Interests to Buyer, or the performance by Seller of its other obligations hereunder.

            (g) Except as otherwise set forth in Schedule 4.4(a), each Lease is in full force and effect as to sufficient acreage to provide forty (40) acres for each Well or Hydrocarbon well location (whether designated as "PUD" or Prob" on Exhibit B) allocated to such Lease on Exhibit B. Seller and Seller's Predecessors have, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Leases and applicable Law, and Seller is fully qualified to own, operate, and transfer the Leases under the terms thereof and applicable Law. Neither Seller nor any of Seller's Predecessors is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller or Seller's Predecessors, with respect to any terms of any Lease, and, to Seller's Knowledge, no other Person owning an interest in, or serving as operator of, any Lease is in material breach or material default with respect to any of its obligations thereunder. No lessor under any Lease has given or, to Seller's Knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof. Seller and Seller's Predecessors have correctly made, or caused to be correctly made, all payments, including, without limitation, royalties, rentals, shut-in well payments, and other lease maintenance payments, due in respect of the Leases thereunder.

            (h) Each of the Real Property Interests is in full force and effect. Seller and Seller's Predecessors have, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Real Property Interests and applicable Law, and Seller is fully qualified to own, operate, and transfer the Real Property Interests under the terms thereof and applicable Law. Neither Seller nor any of Seller's Predecessors is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller or Seller's Predecessors, with respect to any of its obligations under any Real Property Interest, and, to Seller's Knowledge, no other Person owning an interest in any Real Property Interest or serving as operator of any Property is in material breach or material default with respect to any of its obligations thereunder. No grantor, lessor, licensor, or other counterparty under any Real Property Interest has given or, to Seller's Knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Real Property Interest or any provision thereof. Seller and Seller's Predecessors have correctly made, or caused to be correctly made, all rental and other payments due in respect of the Real Property Interests thereunder.

            (i) Seller has furnished to Buyer true and correct copies of all of the Contracts described on Exhibit D, and there are no contracts, agreements, instruments, or documents affecting the Assets or the Retained Interests other than the Contracts described on Exhibit D. With respect to the Contracts: (i) all Contracts are in full force and effect; (ii) neither Seller nor any of Seller's Predecessors is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Seller or Seller's Predecessors, with respect to the terms of any Contract; (iii) to Seller's Knowledge, no other party is in material breach or material default with respect to the terms of any Contract; and (iv) neither Seller, Seller's Predecessors, nor, to Seller's Knowledge, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provision thereof.

            (j) The Permits described on Exhibit E constitute all necessary Permits affecting or pertaining to the Assets and the Retained Interests. All Transferable Permits are also described on Exhibit E. Seller, Seller's Predecessors, or, to Seller's Knowledge, each operator of the Assets and the Retained Interests, as applicable, has complied in all material respects with all Laws and Permits relating to the Assets and Retained Interests, including, without limitation, Environmental Laws and Laws requiring the provision of surety bonds or other forms of security or financial assurance with respect to the performance of operations (including, without limitation, plugging and abandonment operations) on the Assets and Retained Interests. Seller or, to Seller's Knowledge, each operator of the Assets and Retained Interests, as applicable, has all Permits required in connection with the ownership and operation of the Assets and Retained Interests (including those required under Environmental Laws), and has properly made all filings necessary or appropriate to obtain such Permits. All of such Permits and filings are in full force and effect. Neither Seller, Seller's Predecessors, nor, to Seller's Knowledge, any other Person has received notice from any Governmental Authority or other Person that any such applicable Law, Permit, or filing has been violated or not complied with with respect to the Assets or Retained Interests by Seller, Seller's Predecessors, or any other Person.

            (k) As of the date of this Agreement, the Wells described on Exhibit B are the only wells currently capable, or expected to be capable pending the performance of the Completion Operations, of producing Hydrocarbons located on the Leases. All of such Wells have been, or will be, drilled, completed, and operated within the boundaries of the Leases or within the limits otherwise permitted by contract and by applicable Law and in compliance with the provisions of the applicable Contracts and all applicable Laws. The production of Hydrocarbons from such Wells has not been in excess of the allowable production established for each Well. All Hydrocarbon wells located on the Leases that have permanently ceased the production of Hydrocarbons in paying quantities, as well as all plants, pipelines, personal property, pits, equipment, materials, appurtenances, and facilities located on or used in connection with the Leases, Wells, and Real Property Interests and that Seller has, or Seller's Predecessors or Affiliates have, abandoned or otherwise permanently ceased to use, have been plugged and/or abandoned, and all related salvage, site clearance, and surface restoration operations have been completed, in accordance with applicable Laws (including, without limitation, Environmental
Laws), and all costs and expenses incurred in connection therewith have been paid in full. None of the Wells has been plugged and abandoned.

            (l) There are no calls on production, options to purchase, or similar rights in effect with respect to any portion of the Hydrocarbons allocable to the Assets and the Retained Interests, and all Contracts for the sale of Hydrocarbons are terminable without penalty on no more than thirty (30) days' prior notice. Seller is currently receiving the prices provided for under such sales Contracts with respect to the Hydrocarbons. All proceeds from the sale of Hydrocarbons attributable to the interests of Seller in the Assets and Retained Interests have been and are being disbursed to Seller under appropriate division orders, transfer orders, or similar documents signed by or otherwise binding on Seller, and no portion of any such proceeds is being held in suspense, subject to a Claim for refund by the purchaser, used as an offset or as collateral for other obligations (whether disputed or undisputed), or otherwise not being paid to Seller as it becomes due in the ordinary course of business.

            (m) Seller has no Claim constituting an Asset, and is not subject to any obligation constituting an Assumed Liability, with respect to any Imbalance that relates to any of the Assets or Retained Interests. Seller is not obligated by virtue of any prepayment made under any sales Contract or other Contract containing a "take-or-pay" clause, or under any production payment, forward sale, balancing, deferred production, or similar arrangement, to deliver Hydrocarbons produced from or allocable to any Asset or Retained Interest at some future time without receiving full payment therefor at or after the time of delivery.

            (n) Seller and Seller's Predecessors have paid and discharged their respective proportionate shares of all amounts owed by Seller and Seller's Predecessors in connection with the Assets and the Retained Interests for which Seller or Seller's Predecessors have received invoices from (i) the operator(s) thereof, (ii) any Affiliate of Seller providing equipment, supplies, materials, or services in connection with the Assets, and (iii) all other Persons providing such equipment, supplies, materials, or services directly to Seller, Seller's Predecessors, or any Affiliate of Seller. There are no outstanding calls or payments due from Seller or Seller's Predecessors under the terms of the Contracts. Schedule 3.1(n) contains a true and complete list and description, as of the date of execution of this Agreement, of all authorities for expenditures, plans of exploration and/or development, and other commitments (except for Completion Operations, which are governed by Section 5.3) as to which Seller or Seller's Predecessors have become obligated regarding drilling, reworking, or other operations or other capital expenditures on or relating to the Assets or the Retained Interests for which all of the activities or expenditures anticipated in such AFEs, plans, or commitments have not been completed prior to the date of this Agreement. Except as set forth in Schedule 3.1(n) and Schedule 5.3, neither the Leases nor the Contracts contain any express contractual obligation to drill additional Hydrocarbon wells or engage in other operations on the Assets or Retained Interests as to which Seller or Seller's Predecessors have become obligated, except for obligations arising under offset well provisions and obligations arising under Contracts that allow the parties thereto to elect whether to participate. There are no material operations on the Leases under any of the Contracts with respect to which Seller, Seller's Predecessors, or any other Person has become a non-consenting party.

            (o) Except with respect to those Property-Related Taxes prorated between Seller and Buyer as provided in Section 10.3, during the period of ownership by Seller and Seller's Predecessors of the Assets and the Retained Interests, all Property-Related Taxes imposed or assessed with respect to, measured by, charged against, or attributable to the Assets and the Retained Interests, or the ownership thereof, or the production, processing, gathering, treatment, transportation, and marketing of Hydrocarbons therefrom or allocable thereto, in each case that became due and payable prior to the Effective Time have been properly paid.

            (p) Seller has not engaged any financial advisor, broker, or finder, or incurred any liability, contingent or otherwise, in favor of any such other Person relating to the transactions contemplated in this Agreement.

            (q) There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or to Seller's Knowledge, threatened against Seller, any Seller's Predecessor, or any other Affiliate that controls Seller.

            (r) Seller, Seller's Predecessors, or their Affiliates, have paid all premiums required under, and are otherwise in compliance with, the terms of all insurance policies or self-insurance programs obtained by Seller or Seller's Predecessors with respect to the Assets and the Retained Interests, all of which policies or programs, or renewals thereof, have been during the period of ownership by Seller and Seller's Predecessors of the Assets and the Retained Interests, and are as of the date of execution of this Agreement, in full force and effect.

      3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

            (a) Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has all requisite power and authority to own and operate its property and to carry on its business as now conducted.

            (b) Buyer has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary action of Buyer. This Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with or result in a breach of any provision of the organizational documents of Buyer, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any note, bond, mortgage, indenture, license, or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound, or
(iii) violate any order, writ, injunction, judgment, decree, or Law applicable to Buyer or its property.

            (d) Except as otherwise reflected on Schedule 3.1(d), there is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Buyer's Knowledge, threatened against Buyer, or to which Buyer is a party, that reasonably may be expected to have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated in this Agreement.

            (e) Except for approvals by Governmental Authorities customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Buyer of this Agreement or the performance by Buyer of its obligations hereunder and thereunder.

            (f) Buyer has engaged Sanders Morris Harris in connection with the transactions contemplated in this Agreement and is responsible for all fees and expenses of Sanders Morris Harris incurred in connection herewith. Buyer is responsible for all fees and expenses (if any) of the Maxim Group or any individual associated therewith that may be due in connection with the transactions contemplated herein. Buyer has not engaged any other financial advisor, broker, agent or finder (including, without limitation, the Maxim Group), or incurred any liability, contingent or otherwise, in favor of any other such Person relating to the transactions contemplated by this Agreement.

            (g) There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or, to Buyer's Knowledge, threatened against Buyer or any Affiliate that controls Buyer.

            (h) Buyer is acquiring the Assets for its own account, for investment, and not with a view to, or for offer or resale in connection with, a distribution thereof (including, without limitation, the transfer of fractional undivided interests therein) within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or a distribution thereof in violation of any applicable securities Law. If, in the future, Buyer sells, transfers, or otherwise disposes of the Assets, or any portion thereof, or any fractional undivided interest therein, Buyer will do so in full compliance with any applicable securities Laws.

      3.3 Disclaimers. To the extent required by applicable Law to be operative, the disclaimers of certain warranties contained in this Section 3.3 are "conspicuous disclaimers" for purposes of any applicable Law. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE CONVEYANCE, BUYER AGREES THAT SELLER IS CONVEYING THE ASSETS WITHOUT REPRESENTATION, WARRANTY, OR INDEMNITY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLER HEREBY DISCLAIMS), RELATING TO (i) TITLE, (ii) MERCHANTABILITY, DESIGN, OR QUALITY, OR (iii) FITNESS FOR ANY PARTICULAR PURPOSE.

                                  ARTICLE IV.
                              ACCESS; DUE DILIGENCE

      4.1 Access to Records; Title Due Diligence and Curative.

            (a) From and after the date of execution hereof through the final Closing Date established pursuant hereto, Seller shall make available to Buyer and its representatives, during normal business hours (and, if reasonably requested, such other times as Buyer may deem necessary to complete its due diligence within the time period provided herein) at Seller's offices, all books, records, documents, and information of every kind and character (including, without limitation, originals or photocopies, as available, of the Leases, the Real Property Interests, the Contracts, the Permits, the Records, and the Transferable Data) in the possession of Seller or Seller's Predecessors relating in any way to the Assets and the Retained Interests. Seller shall also cause its employees, counsel, accountants, and other consultants to cooperate with and assist Buyer in connection with such due diligence review. Unless prohibited from doing so by confidentiality or other contractual arrangements between Seller or Seller's Predecessors and third Persons, Buyer shall have the right to photocopy such books, records, documents, and information, or any portion thereof, at Buyer's expense. If Buyer requests information not in the possession of Seller or Seller's Predecessors, Seller shall use reasonable efforts to obtain the requested information, at Buyer's expense, from the applicable operators or other Persons.

            (b) Seller and Buyer understand that (i) Buyer has engaged Genesis Land & Mineral Resources ("GLMR"), at Buyer's sole cost and expense, to assist Buyer in the performance of title-related due diligence pertaining to the Assets and Retained Interests, and (ii) Seller desires to engage GLMR, at Seller's sole cost and expense, to prepare and obtain from necessary third Persons curative documents and materials relating to both Defects asserted by Buyer pursuant to
Section 4.3(a) and matters that, if left uncured, would constitute Defects assertable by Buyer as provided herein. All fees and out-of-pocket expenses invoiced by GLMR or any other landman, attorney, or other Person engaged by Seller in connection with such curative activities, as well as all amounts payable to third Persons in connection with the execution and delivery of such curative documents and materials, shall be paid directly by Seller.

      4.2 Operational and Environmental Assessment. Prior to the execution of this Agreement, Buyer and its authorized representatives, at the sole cost, risk, and expense of Buyer or its representatives, as applicable, have conducted such on-site inspections, inventories, and assessments of the Assets and the Retained Interests (including, without limitation, the witnessing of well tests, the examination of well logs and other geological and geophysical data, and the performance of soil and water tests and other tests, inspections, examinations, investigations, and studies selected by Buyer), and interviewed such employees or contract personnel of Seller, in each case as Buyer deems necessary to permit Buyer to prepare reserve engineering and other reports relating to, and assess the operational and environmental condition of, the Assets and the Retained Interests. From the date of execution hereof through the final Closing Date established hereunder, Seller shall continue to afford, or shall use reasonable commercial efforts to cause the relevant operators or other Persons to afford, to Buyer and its authorized representatives, at reasonable times and at the sole cost, risk, and expense of Buyer or its representatives, as applicable, reasonable access to and entry upon all of the Leases, Wells, and Real Property Interests for the purposes of any additional on-site inspections, inventories, and assessments of the Assets and the Retained Interests that Buyer deems necessary, as well as reasonable access to any employees or contract personnel of Seller that have been involved in the operation, maintenance, or development of the Assets and the Retained Interests.

      4.3 Environmental Conditions.

            (a) As the result of the inspections, tests, examinations, investigations, and studies relating to the environmental status of the Assets conducted by Buyer prior to the execution hereof as described in Section 4.2, Buyer has identified no Environmental Conditions requiring remedial action.

            (b) If Seller or Buyer acquires Knowledge, between the date of execution of this Agreement and the Closing Date for an Asset, of any new and material Environmental Condition affecting such Asset, the Party that discovers the Environmental Condition shall provide to the other Party written notice of such fact no later than three (3) Business Days after the discovery of such Environmental Condition. If such three-Business Day period would expire after the Closing Date for the affected Asset, such Closing Date shall be deferred, at a minimum, until the expiration of such three-Business Day period. Seller shall have the first right and option, but not the obligation, to remedy all such

Environmental Conditions at Seller's sole cost, risk, and expense in accordance with applicable Environmental Laws. If Seller elects to remedy such an Environmental Condition, Seller shall provide to Buyer written notice of such fact no later than three (3) Business Days after its receipt of Buyer's notice. The failure of Seller to give such notice to Buyer within such three-Business Day period shall constitute an election by Seller not to remedy the relevant Environmental Condition. If Seller elects to remedy such an Environmental Condition, Seller will commence such remediation as soon as reasonably practicable after its receipt of Buyer's notice and shall promptly and diligently continue such efforts until such Environmental Condition has been fully remediated in accordance with applicable Environmental Laws.

            (c) If Seller elects, or is deemed to have elected, not to remedy an Environmental Condition for which notice is given under Section 4.3(b), or if Seller is unable to remedy such an Environmental Condition prior to the Closing Date for the affected Asset, Buyer shall accept the affected Asset subject to such unremedied Environmental Condition and proceed to Closing with respect to such Asset, in which case such unremedied Environmental Condition shall become an Assumed Environmental Liability for purposes hereof. Thereafter, Seller shall
(i) file, or cause to be filed, all permissible Claims under all applicable insurance policies of Seller and its Affiliates with respect to the relevant Environmental Condition, (ii) assign to Buyer all rights of Seller to receive the proceeds payable under such insurance policies with respect to such Claims, and (iii) promptly remit to Buyer all such insurance proceeds following Seller's receipt thereof. Seller shall also assign to Buyer any and all Claims against third Persons that Seller may have with respect to such Environmental Condition. To the extent that the aggregate actual costs and expenses (including, without limitation, Liabilities to Governmental Authorities and other Persons) incurred by Buyer to remedy such an Environmental Condition exceed the total amount of the insurance proceeds payable under the terms of Seller's insurance policies with respect thereto, Seller shall, within ten (10) days after its receipt of Buyer's written request therefor, pay to Buyer an amount, not to exceed the Allocated Value of the affected Asset(s), equal to the excess of such actual remediation costs and expenses over such insurance proceeds. If Buyer subsequently recovers, on a final and non-appealable basis, damages from any third Person as the result of Claims assigned by Seller to Buyer relating to such an Environmental Condition, Buyer shall, within ten (10) days after Buyer's receipt of such final and non-appealable damage award, pay to Seller an amount equal to the lesser of the amount paid by Seller to Buyer pursuant to the preceding sentence of this Section 4.3(c) or the total amount of Buyer's damage award.

      4.4 Matters Relating to Title.

            (a) Prior to the date of execution of this Agreement, Buyer has conducted such examinations of Seller's title to the Assets (other than the Tranche 3 Assets) as Buyer deems necessary. As the result of such title examinations and related title curative efforts of Seller, Buyer has identified the Defects listed on Schedule 4.4(a) as the only Defects affecting the Assets (other than the Tranche 3 Assets) that remain uncured. Seller shall use reasonable commercial efforts to cure all such Defects at Seller's sole cost, risk and expense. Seller shall pursue such curative efforts diligently and in good faith, with the objectives of obtaining the "action items" described in connection with certain Assets on Schedule 4.4(a) on or before November 15, 2005, and otherwise obtaining the curative described on Schedule 4.4(a) as soon after the date of execution hereof as is reasonable practicable. Buyer shall cooperate fully and in good faith with, and provide reasonable assistance to, Seller in this regard, as set forth on Schedule 4.4(a) and as Seller may otherwise reasonably request from time to time.

            (b) With respect to the Tranche 3 Assets, upon Seller's acquisition thereof, Buyer shall have forty-five (45) days after Buyer's receipt from Seller of written notice of such acquisition within which to conduct such examination of the title to the Tranche 3 Assets as Buyer deems necessary and to deliver to Buyer written notice of any claimed Defects discovered by Buyer pursuant to such title examination. Seller shall use reasonable commercial efforts to cure all such Defects at Seller's sole cost, risk, and expense. Seller will commence such curative activities as soon as reasonably practicable after its receipt of Buyer's notice and shall diligently and in good faith pursue such efforts until all such Defects have been cured in full. Buyer shall cooperate fully and in good faith with, and provide reasonable assistance to, Seller in this regard, as Seller may reasonably request from time to time.

            (c) Notwithstanding the foregoing, Seller shall have no liability to Buyer if, despite Seller's reasonable commercial efforts pursued diligently and in good faith, Seller is unable to obtain the curative set forth for a Defect on
Section 4.4(a) or requested by Buyer or in connection with a Defect asserted pursuant to Section 4.4(b).

            (d) If an Asset (including, without limitation, a Contract) is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that is exercised prior to the Closing for such Asset, or a third Person consent to assignment required to be obtained before the relevant Asset may be assigned and that is not obtained prior to the Closing for such Asset, Seller shall be deemed to have suffered a complete failure of title with respect to the affected Asset, such Asset shall be excluded from the Assets conveyed to Buyer at the relevant Closing, the Allocated Value of the affected Asset shall be excluded from the Base Consideration paid at such Closing, and, in the case of such a preferential right to purchase or similar right, Seller shall be entitled to retain all proceeds paid for the affected Asset by the Person exercising such preferential right to purchase or similar right. If Buyer purchases at a Closing an Asset burdened by a preferential right to purchase or similar right that has not been exercised as of the Closing Date for such Asset, regardless of whether the time period for the exercise of such right has expired, the Base Consideration paid at such Closing shall include the full Allocated Value of the affected Asset. If, for any reason, such preferential right to purchase or similar right is successfully exercised by the holder thereof after the Closing for the affected Asset, Buyer shall be entitled to retain all proceeds paid for the affected Asset by the holder of the relevant preferential right to purchase or similar right, and Seller shall pay to Buyer, in cash, an amount equal to the excess (if any) of the Allocated Value of such Asset (adjusted as provided in Sections 2.5(b)(ii) and 2.5(c)(ii) and net of applicable Property-Related Taxes) over the proceeds received by Buyer from the holder of such preferential right to purchase.

                                   ARTICLE V.
                         OTHER MATTERS PRIOR TO CLOSING

      5.1 Operations. Through the Possession Time for each Asset conveyed pursuant hereto, Seller shall, to the extent within its reasonable control: (a) cause such Asset to be maintained and operated in a good and workmanlike manner consistent with past practices and in compliance with applicable Laws; (b) obtain the prior written consent of Buyer as to all material decisions relating to such Asset (other than decisions required for safety purposes or by other emergencies), including, without limitation, (i) all contracts or agreements regarding the gathering, processing, transportation, sale, and marketing of Hydrocarbons with terms of ninety (90) days or more, (ii) proposed expenditures after the date of this Agreement related to such Asset in an amount greater than U.S. $25,000.00, net to the interest of Seller to be transferred (provided that Buyer shall be deemed to have consented to the performance of the Completion Operations and the drilling operations referred to in Sections 5.3(b) and 5.3(c)), (iii) all farmout or farmin proposals or agreements, (iv) all contracts or agreements regarding the construction, installation, and operation of any gathering or transportation pipelines intended to serve any of the Wells located on such Asset (exclusive of the gathering systems referred to in Section 8.5),
(v) all operations as to which Seller or any other co-owner of a Lease, Well, or any Personal Property included in such Asset proposes not to participate, (vi) the plugging and abandonment of any Well or Personal Property included in such Asset, (vii) the amendment, release, or abandonment of any Lease, or portion thereof, included in such Asset, (viii) the waiver, compromise, or settlement of any right or Claim pertaining to such Asset, (ix) all amendments to, or waivers of rights under, or termination of any Real Property Interest or Contract included in such Asset, and (x) the initiation of any proceeding before any Governmental Authority pertaining to such Asset; (c) perform all material obligations of Seller under the relevant Leases, Real Property Interests, Contracts, and Permits; (d) promptly notify Buyer of (i) any notice or threatened notice of which Seller becomes aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind, repudiate, or procure a judicial reformation of any Lease, Real Property Interest, Contract, or Permit, or any provision thereof, (ii) any new suit, action, or other proceedings before any court or Governmental Authority relating to such Asset, and (iii) any other event, fact, or circumstance of which Seller acquires Knowledge that may reasonably be expected to have a material effect on such Asset or to impair materially the ability of Seller to consummate the transactions contemplated herein; (f) make or give all notifications, filings, consents, or approvals from, to, or with all Governmental Authorities, and take all other actions reasonably requested by Buyer that are necessary for, and cooperate with Buyer in obtaining, the issuance, assignment, or transfer, as the case may be, by each such Governmental Authority of such Permits as may be necessary for Buyer to own and operate such Asset after the Closing for such Asset; (g) maintain in effect insurance with respect to such Asset providing the same type of coverage, in the same amounts, and with the same deductibles as the insurance maintained in effect by Seller with respect to such Asset on the date of execution hereof; (h) timely pay and discharge when due all costs and expenses incurred in connection with such Asset, except to the extent contested in good faith by Seller utilizing appropriate actions, and otherwise keep such Asset free of Liens that do not constitute Permitted Encumbrances; and (i) not mortgage, pledge, encumber, dedicate, or sell, or agree to mortgage, pledge, encumber, dedicate, or sell, any portion of such Asset except for the disposition of Hydrocarbons in the ordinary course of Seller's business pursuant to Contracts in effect on the date hereof.

      5.2 Casualty Event.

            (a) Seller shall give Buyer prompt written notice of any Casualty Event that occurs with respect to any Asset between the date of execution hereof and the Closing Date for such Asset, together with a description of the applicable insurance coverage and an estimate of Seller's exposure with respect to such Casualty Event. Seller shall have the first right and option to repair or, in the case of Personal Property, replace with items of equivalent quality and value, any Asset damaged or taken by the relevant Casualty Event at Seller's sole cost and expense. If Seller elects to repair or replace such damaged or taken Asset, Seller shall provide to Buyer written notice of such fact no later than three (3) Business Days after the occurrence of the relevant Casualty Event. The failure of Seller to give such a notice to Buyer within such three-Business Day period shall constitute an election by Seller not to repair the damage caused by such Casualty Event or replace the damaged or taken Asset. If Seller elects to repair the damage caused by the relevant Casualty Event or replace the Asset damaged or taken, Seller shall commence such repair or replacement as soon as reasonably practicable after the occurrence of such Casualty Event, promptly and diligently continue such efforts until such damaged or taken Asset has been fully repaired or replaced with an item of comparable quality and value, and pay all costs and expenses incurred in connection therewith.

            (b) If Seller elects, or is deemed to have elected, not to repair or replace the damaged or taken Asset, or if Seller is unable to repair or replace the damaged or taken Asset prior to the Closing Date for such Asset, Buyer shall accept the affected Asset subject to such unremedied Casualty Event and proceed to Closing with respect to such Asset, in which case such unremedied Casualty Event shall become an Assumed Liability for purposes hereof. Thereafter, Seller shall (i) file, or cause to be filed, all permissible Claims under all applicable insurance policies of Seller and its Affiliates with respect to the relevant Casualty Event, (ii) assign to Buyer all rights of Seller to receive the proceeds payable under such insurance policies with respect to such Claims, and (iii) promptly remit to Buyer all such insurance proceeds following Seller's receipt thereof. Seller shall also assign to Buyer any and all Claims against third Persons that Seller may have with respect to such Casualty Event. To the extent that the aggregate actual costs and expenses incurred by Buyer to repair the damaged or taken Asset or to replace same with an item of comparable quality and value exceed the total amount of the insurance proceeds payable under the terms of Seller's insurance policies with respect thereto, Seller shall, within ten (10) days after its receipt of Buyer's written request therefor, pay to Buyer an amount, not to exceed the Allocated Value of the affected Asset(s), equal to the excess of such actual repair or replacement costs and expenses over such insurance proceeds. If Buyer subsequently recovers, on a final and non-appealable basis, damages from any third Person as the result of Claims assigned by Seller to Buyer relating to such a Casualty Event, Buyer shall, within ten (10) days after Buyer's receipt of such final and non-appealable damage award, pay to Seller an amount equal to the lesser of the amount paid by Seller to Buyer pursuant to the preceding sentence of this Section 5.2(b) or the total amount of Buyer's damage award.

      5.3 Completion Operations and Drilling Operations.

            (a) Pursuant to Section 4 of the "Binding Provisions of the Letter of Intent, Buyer agreed to provide to Seller and Seller's Predecessors, and pursuant to Section 5.3 of the Original Amended Purchase Agreement, Buyer agreed to provide to Seller, cash advances ("Advances") to fund one hundred percent (100%) of the share attributable to the owner of the Assets of the completion operations on the Leases described more particularly in Schedule 5.3(a) (the "Completion Operations"); provided, however, that in no event were the total Advances expended by Buyer in connection with any single well under either
Section 4 of the "Binding Provisions" of the Letter of Intent or Section 5.3 of the Original Amended Purchase Agreement to exceed $450,000.00; and provided, further, that in no event was the aggregate amount of all such Advances to exceed $2,500,000.00. Seller and Buyer agree that, prior to the execution of this Agreement, Buyer funded the full amount of the Advances required to be funded by Buyer in connection with the Completion Operations under the terms of
Section 4 of the "Binding Provisions" of the Letter of Intent and Section 5.3 of the Original Amended Purchase Agreement. Seller shall continue to be responsible for and pay all costs and expenses incurred in connection with the Completion Operations in excess of the maximum per Well and aggregate Advances for which Buyer is responsible. Seller shall use reasonable commercial efforts to perform and complete, or to cause to be performed and completed, each Completion Operation on or prior to the Closing Date for the Asset on which the affected Well is located. Upon the Closing for each Asset on which such a Well is located, the amount of all Advances expended by Buyer, either before or after such Closing, pursuant to Section 4 of the "Binding Provisions" of the Letter of Intent and Section 5.3 of the Original Amended Purchase Agreement shall be applied to reduce the Base Consideration as provided in Section 2.5(c)(vi). This
Section 5.3(a), together with Section 5.3 of the Original Amended Purchase Agreement and Section 6.5 hereof, amends and supersedes Section 4 of the "Binding Provisions" of the Letter of Intent, effective as of the date of execution hereof.

            (b) In addition to the Advances made by Buyer pursuant to Section 5.3(a), no later than two (2) Business Days after the date of execution of this Agreement, Buyer agrees to advance to Seller, subject to and in accordance with, and subject to the limitations provided in, this Section 5.3(b), the sum of $500,000.00, such sum representing an undivided fifty percent (50%) of the share attributable to the owner of the Assets of the estimated costs of drilling, testing, completing and equipping for production, and/or plugging and abandoning the Vaughn No. 1 Well and the Guyer No. 2 Well, estimates for which are set forth in the AFEs for, respectively, the Vaughn No. 1 Well (dated June 29, 2005) and the Guyer No. 2 Well (dated June 29, 2005), submitted in each case by Seller's Affiliate to Buyer. Seller shall be responsible for and pay all costs and expenses incurred in connection with the drilling, testing, completion and equipping for production, and/or plugging and abandonment of the Vaughn No. 1 Well and the Guyer No. 2 Well for which Buyer is not thus responsible, and the Base Consideration shall be increased pursuant to Section 2.5(b)(ii) by the amount of any such costs and expenses paid by Seller. Buyer's payment under this
Section 5.3(b) shall be made by bank wire transfer of immediately available U.S. funds. Such cash payment shall not be applied to reduce the Base Consideration pursuant to Section 2.5(c)(vi). Notwithstanding the preceding provisions of this
Section 5.3(b) to the contrary, however, if, prior to the first Closing for the Tranche 2 Assets, Seller has not (i) delivered to Buyer original, executed, and acknowledged counterparts of one (1) or more oil and gas leases containing terms satisfactory to Buyer covering the full mineral estate in the drill site of the Vaughn No. 1 Well and at least forty (40) acres of land surrounding the same (collectively, the "Vaughn Lease"), together with evidence that the Vaughn Lease, or a recording memorandum with respect thereto, has been filed for record in the county where such land is located, and (ii) provided to Buyer the curative material required to resolve the Defect identified in paragraph 2(c)(1) of Schedule 4.4(a) with respect to the Guyer No. 2 Well, then unless Buyer has otherwise agreed to include the Vaughn Lease and the Guyer No. 2 Well among the Tranche 1 Assets or the Tranche 2 Assets conveyed at the first Closing for the Tranche 2 Assets, the Base Consideration paid for such Tranche 2 Assets at such Closing shall be reduced by $500,000.00. If a Closing subsequently occurs


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

hereunder with respect to the Vaughn Lease and the Guyer No. 2 Well, the Base Consideration paid hereunder at such Closing shall be increased by $500,000.00. If no Closing of any kind occurs for the Tranche 2 Assets prior to the termination of this Agreement with respect to the Tranche 2 Assets pursuant to
Section 6.3, and the Vaughn Lease and the Guyer No. 2 Well were not included in the Tranche 1 Assets, then no later than March 7, 2006, Seller shall pay to Buyer, by bank wire transfer of immediately available U.S. funds, the sum of $500,000.00. Effective as of the date of its execution, the Vaughn Lease shall become a "Lease" for purposes of this Agreement. The Vaughn Lease shall not constitute an Additional Lease for purposes hereof. The Vaughn Lease shall not be subject to any overriding royalty, production payment, net profits interest, carried interest, or similar burden upon, measured by, or payable out of production therefrom, except for the lessor's royalties reserved by the lessors under the terms thereof and, if applicable, burdens reserved by Persons not Affiliates of Seller from whom Seller acquired the Vaughn Lease. If the Closing occurs for the Vaughn Lease, Seller shall convey to Buyer an undivided ninety-five percent (95%) of Seller's interest in the Vaughn Lease, including the Vaughn No. 1 Well, pursuant to the Conveyance delivered by Seller to Buyer at such Closing. In like manner, if the Closing occurs for the Guyer No. 2 Well, title to an undivided ninety-five percent (95%) of Seller's interest in the Guyer No. 2 Well shall pass to Buyer as the result of the assignment of such interest in Lease 1038 on Exhibit A pursuant to the Conveyance delivered by Seller to Buyer at such Closing. If a Closing does not occur for either the Vaughn Lease or the Guyer No. 2 Well, Buyer shall not be entitled to receive an assignment of interest with respect to the foregoing Asset or Assets as to which no Closing occurs.

            (c) Schedule 5.3(c) identifies certain additional Wells located on the Leases that must be drilled by a date certain in order either to earn an interest in the affected Lease(s) or to maintain such Lease(s) in full force and effect as to sufficient acreage to accommodate all of the well locations allocated to such Lease on Exhibit B ("Obligation Wells"). Except as provided hereinafter, if the date by which an Obligation Well must be drilled under the terms of the applicable Lease or Contract (the "Drilling Deadline") falls before the Closing Date for the Lease on which such Obligation Well is located, then subject to the terms of Section 2.2(e), Seller or Seller's Affiliate agrees to drill, or cause to be drilled, such Obligation Well in accordance with the requirements of the applicable Lease or Contract, and Buyer agrees to be responsible for and pay one hundred percent (100%) of the share attributable to the owner of the Assets of the cost of drilling, testing, completing and equipping for production, and/or plugging and abandoning each such Obligation Well; provided, however, that in no event shall Buyer have any Liability hereunder with respect to the payment of any such costs and expenses or otherwise if any such Obligation Well is not drilled in accordance with the terms of the applicable Lease or Contract prior to the relevant Drilling Deadline as the result of the inability of Seller, Seller's Affiliate, or Buyer to obtain, prior to such Drilling Deadline and through the use of reasonable commercial efforts and on commercially reasonable terms, a drilling rig of sufficient capacity and capability to drill such Obligation Well in accordance with the terms of the applicable Lease or Contract. If any Lease, or portion thereof or interest therein, is lost as the result of the failure to drill such an Obligation Well in a timely manner as required under the terms of the applicable Lease or Contract, the Base Consideration shall be reduced by an amount equal to the Allocated Value, or portion thereof, attributable to the Lease, or portion thereof or interest therein, thus lost; provided, however, that if Seller obtains an extension or renewal of the relevant Lease or an oil and gas lease in replacement thereof, such lease extension, renewal, or replacement oil and gas lease shall become a "Lease" for all purposes of this Agreement. Seller's requests to Buyer to pay such costs shall be in the form of a written authorization for expenditure ("AFE") for the relevant operation which shall be subject to Buyer's approval. If Buyer approves the relevant AFE, Buyer shall pay the requested amount by bank wire transfer of immediately available U.S. funds within five (5) Business Days after Buyer's receipt of the AFE therefor. Payments by Buyer under this Section 5.3(c) shall not be applied to reduce the Base Consideration pursuant to Section 2.5(c)(vi). If the Closing occurs for a Lease on which such an Obligation Well is drilled hereunder, title to an undivided ninety-five percent (95%) of Seller's interest in such Obligation Well shall pass to Buyer as the result of the assignment of such interest in the relevant Lease pursuant to the Conveyance delivered by Seller to Buyer at such Closing. If a Closing does not occur for a Lease on which such an Obligation Well is located, all payments made by Buyer under this Section 5.3(c) shall constitute "Advances" for purposes of Section 6.5; provided, however, that any payments made by Buyer under this Section 5.3(c) shall not constitute "Advances" for any other purpose under this Agreement.

            (d) Seller shall perform all operations described in Sections 5.3(a), 5.3(b), and 5.3(c) in a good and workmanlike manner consistent with the standard of the prudent operator and in accordance with all applicable Laws and the terms of the applicable Leases, any applicable Contracts, this Section 5.3, and, to the extent applicable, Schedule 5.3(a). During the performance of operations in any Well pursuant to this Section 5.3, Seller shall provide to Buyer and Buyer's consultants and representatives, at their own risk, access to the derrick floor of each such Well to witness all operations to be performed in such Well and to inspect any logs, tests, or surveys run therein and any other records kept with respect thereto. Seller shall provide to Buyer not less than twenty-four (24) hours prior notice concerning the anticipated time when any element of the operations being conducted in the relevant Well (including well plugging) take place. In addition, Seller agrees to furnish, or to cause to be furnished, to Buyer (i) promptly following the completion of the performance of the relevant operations in each affected Well under this Section 5.3, an accounting showing each item of cost actually incurred in connection with such operations, and (ii) copies of such reports and test results generated by Seller, any Affiliate of Seller, or the operator of the relevant Well if such operator is a Person other than Seller or an Affiliate of Seller, in each case in connection with the operations conducted under this Section 5.3 (including, without limitation, daily drilling reports, well test and completion reports, logs, tests, and surveys, production tests and reports, and reports and filings made to or with any Governmental Authority) as Buyer may request.

      5.4 Additional Leases.

            (a) Prior to the Closing Date for each Asset tranche listed on
Schedule 5.4(a), Seller shall use reasonable commercial efforts to obtain, at Seller's sole cost and expense, oil and gas leases on terms satisfactory to Buyer covering ten (10) additional proposed well locations for the development of proved undeveloped Hydrocarbon reserves agreed to by Buyer and located on the tracts of land referred to on Schedule 5.4(a) (collectively, the "Additional Leases"). If Seller determines, in the good faith exercise of its reasonable judgment, that negotiations to acquire an Additional Lease covering one (1) or more of such tracts of land are unlikely to be successful, or if Buyer rejects a proposed Additional Lease due to unacceptable terms, Seller may propose one (1) or more well locations for the development of proved undeveloped Hydrocarbon reserves in substitution therefor, and, if such substitute well locations are agreed to by Buyer, shall use reasonable commercial efforts to acquire Additional Leases covering such substitute well locations. Each Additional Lease shall cover a minimum of forty (40) acres of land surrounding each of such proposed well locations. Once executed, the Additional Leases shall become "Leases" for purposes of this Agreement, which shall become effective for all purposes as to each Additional Lease as of the date of execution of such Additional Lease by its lessor. Seller shall give Buyer prompt written notice when each Additional Lease is acquired, accompanied by a copy of the relevant Additional Lease, a statement setting forth Seller's Working Interest and Net Revenue Interest therein (which shall be deemed to be incorporated into Exhibit B without further action by the Parties), and copies of all title information, data, and materials obtained by Seller in connection therewith. In like manner, Buyer shall give Seller written notice within two (2) Business Days after Buyer's receipt of such notice from Seller if Buyer rejects such Additional Lease due to unacceptable terms. Buyer shall have the same rights regarding the assertion of Defects (if any) with respect to the Additional Leases as are given to Buyer with respect to the Tranche 3 Assets in Section 4.4(b); provided, however, that unless otherwise agreed by the Parties, each tract of land referred to on Schedule 5.4(a) and any Additional Lease(s) covering the same shall be included in the Asset tranche set forth for each such tract of land on
Schedule 5.4(a). The Additional Leases shall not be subject to any overriding royalty, production payment, net profits interest, carried interest, or similar burden upon, measured by, or payable out of production from the Additional Leases, except for the royalties reserved by the lessors under the terms thereof and, if applicable, burdens reserved by Persons not Affiliates of Seller from whom Seller acquired such Additional Leases. If Seller obtains any of such Additional Leases on terms acceptable to Buyer prior to the Closing Date for the Asset tranche applicable to such Additional Lease, Seller shall convey to Buyer an undivided ninety-five percent (95%) of Seller's interest in such Additional Leases pursuant to the Conveyance delivered by Seller to Buyer at such Closing.

            (b) If Seller does not obtain Additional Leases covering each of the proposed well locations referred to in Schedule 5.4(a) (or agreed upon substitutes therefor) in accordance with Section 5.4(a) prior to the Closing Date for the Asset tranche applicable to such tract of land, the Closing for such Asset tranche shall not be delayed as the result thereof. Seller shall remain obligated to obtain the remaining Additional Leases in accordance with
Section 5.4(a) as promptly after such Closing as reasonably possible. To secure Seller's obligation to obtain such remaining Additional Leases after the relevant Closing, Buyer shall withhold from the Adjusted Consideration paid by Buyer to Seller at such Closing an amount equal to the Allocated Value for each proposed well location included in the relevant Asset tranche as to which an Additional Lease is not obtained in accordance with Section 5.4(a) prior to the Closing. If Seller fails, for any reason, to obtain Additional Leases covering a proposed well location identified on Schedule 5.4(a) (or agreed upon substitutes therefor) in accordance with Section 5.4(a) on or prior to one hundred twenty
(120) days after the Closing Date for the Asset tranche applicable to such well location, the Base Consideration shall be permanently reduced by an amount equal to the Allocated Value for each such proposed well location. If Seller obtains an Additional Lease covering one (1) or more of the proposed well locations listed on Schedule 5.4(a) (or an agreed upon substitute therefor) in accordance with Section 5.4(a) on or prior to one hundred twenty (120) days after the Closing Date for the Asset tranche applicable to such well location, Seller shall provide to Buyer prompt written notice of such fact. Within ten (10) days after Buyer's receipt of such notice (but subject to Seller's completion of curative activities (if any) in connection with Defects identified by Buyer with respect to the relevant Additional Lease), Seller shall convey to Buyer, pursuant to an Assignment, Bill of Sale, and Conveyance substantially in the form of the Conveyance, an undivided ninety-five percent (95%) of Seller's interest in such Additional Lease. Concurrently therewith, Buyer shall deliver to Seller, by bank wire transfer of immediately available U.S. funds, the sum of the Allocated Values for the proposed well location(s) covered by such Additional Lease, less any amounts representing reductions to the Base Consideration in accordance with the terms of Section 4.4(d).

      5.5 Publicity. Seller and Buyer shall consult with each other with regard to all press releases or other public or private announcements issued or made at or after the date of execution hereof concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party, which shall not be unreasonably withheld.

            5.6 Compliance with Conditions. Promptly following the execution of this Agreement, Seller shall send to the holder of each preferential right to purchase, right of first refusal, right of first offer, or similar right burdening an Asset and each Person whose consent to an assignment of an Asset is required prior to the Closing for such Asset such written notice concerning the transactions contemplated in this Agreement as is required under the terms of the document or instrument creating such right or requiring such consent, requesting, as applicable, the waiver of the relevant right or the granting of the required consent. In addition, each Party will proceed diligently to cause all of the conditions to the other Party's obligations to close to be satisfied. If the conditions to a Party's obligations to close with respect to an Asset or Asset tranche have been satisfied, or expressly waived by the other Party, in a timely manner as provided herein, and such first Party refuses to close, the Party refusing to close, at the option of the other Party, shall be deemed to have breached this Agreement.

      5.7 Maintenance of Existence. Until the final Closing contemplated herein, Buyer and Seller shall each maintain its respective existence and its rights and franchises and procure the extension or renewal of any right, franchise, or privilege expiring as the result of the lapse of time.

      5.8 Mutual Assurances. Subject to the terms of this Agreement, each Party will use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (a) cooperation in determining whether any action, approval, or waiver by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by this Agreement; (b) cooperation in seeking and obtaining any such actions, approvals, waivers, or filings; and
(c) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

      5.9 Notification of Certain Matters. Each Party shall give prompt notice to the other Party of (a) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to any Closing Date and (b) any material failure of such Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

      5.10 Designation as Operator. On each Closing Date, except as otherwise provided in Section 8.5 or otherwise agreed by the Parties, Seller shall resign, and shall cause its Affiliate to resign, as operator of all Assets and Retained Interests conveyed by Seller to Buyer on such Closing Date as to which Seller, Seller's Predecessors, or Seller's Affiliate has served as operator prior to such Closing. Seller does not warrant or guarantee that, after any Closing, Buyer will become the operator of any Asset or Retained Interest operated by Seller, Seller's Predecessors, or Seller's Affiliate prior to the relevant Closing as to which there are co-owners of the relevant Lease(s). With respect to each such Asset or Retained Interest, Seller shall, and shall cause Seller's Predecessors and its Affiliate to, support Buyer in Buyer's efforts to be named replacement operator of such Asset or Retained Interest under the terms of the applicable Contracts effective as of the applicable Possession Time (or as soon thereafter as is reasonably practicable) and will use, and will cause Seller's Predecessors and its Affiliate to use, reasonable commercial efforts to obtain the votes of the other co-owners in the relevant Lease(s) in favor of such election. With respect to each Asset or Retained Interest owned in its entirety by Seller, within five (5) Business Days after the Closing for such Asset, and with respect to each Asset or Retained Interest as to which there are co-owners of the relevant Lease(s), within five (5) Business Days after Buyer is named replacement operator under the terms of the applicable Contracts, Seller, Seller's Predecessors, Seller's Affiliate, and Buyer shall make all necessary filings and take all other actions necessary to cause the resignation of Seller, any Seller's Predecessor, or Seller's Affiliate, as applicable, as operator and Buyer's designation as the replacement operator of such Asset or Retained Interest to be recognized and, if required, approved by all relevant Governmental Authorities. In each case, Seller shall use, and will cause Seller's Predecessors and its Affiliate to use, reasonable commercial efforts to assist Buyer in assuming the timely operation and management of such Asset or Retained Interest.

      5.11 Financial Matters. To permit Buyer to perform the required audit of the revenues and direct operating expenses attributable to the Assets pursuant to SEC regulations, and notwithstanding the terms of Section 4.1, Seller, after each Closing, shall afford to Buyer and Buyer's counsel, internal and independent auditors, and other authorized representatives, from and after the date of execution hereof, reasonable access (no later than two (2) Business Days after Buyer's request therefor) to Seller's financial accounting books and records relating to the Assets conveyed by Seller to Buyer at such Closing (including, without limitation, (a) joint interest billings for Working Interests by Lease and/or Well, (b) vendor invoices, (c) lease operating expense statements, (d) revenue database and records for distributions to Net Revenue Interest owners, (e) check stubs, cancelled checks, and other evidence of payments made, (f) vendor and joint interest owner correspondence, (g) AFEs for drilling, completion, workover, and other capital projects and reconciliations thereof against actual costs incurred, (h) filings, returns, and other materials relating to Property-Related Taxes, and (i) the Leases and the Contracts) for the calendar years ending December 31, 2003, and December 31, 2004, and the period beginning January 1, 2005, through the relevant Closing Date. Such access shall include the right of Buyer to photocopy, at Buyer's expense, such financial accounting books and records and reasonable access during normal business hours to the independent auditors and consulting petroleum engineers of Seller and Seller's Predecessors, at Buyer's expense and on terms specified by such auditors and engineers, and the internal accounting, financial, engineering, and other personnel of Seller and Seller's Predecessors who are knowledgeable about the Assets, as well as permission to contact vendors and joint interest owners. Buyer shall cooperate with Seller to minimize the disruption of Seller's business and office operations as the result of Buyer's activities under this Section 5.11. Upon Buyer's request, Seller shall provide a signed representative letter to Buyer's independent auditors confirming, to the Knowledge of Seller and Seller's Predecessors, the accuracy of the financial and other data provided for such audit.

                                   ARTICLE VI.
                        CONDITIONS; TERMINATION; REMEDIES

      6.1 Conditions Precedent to Seller's Obligation to Close. All obligations of Seller under this Agreement are subject, at Seller's option, to the fulfillment, on or prior to the Closing Date for each Asset or Asset tranche, of each of the following conditions:

            (a) each and every representation and warranty of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the relevant Closing Date and shall then be true and accurate in all material respects; provided, however, that for purposes of this Section 6.1(a), all qualifications relating to materiality contained in such representations and warranties shall be disregarded;

            (b) Buyer shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with, executed and delivered all documents required to be executed and delivered, and otherwise taken all actions required to be taken, in each case by Buyer on or prior to the relevant Closing Date;

            (c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any Governmental Authority seeking to enjoin, restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement to be consummated at the relevant Closing;

            (d) Buyer shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the relevant Closing by any court or Governmental Authority under any applicable Law concerning the transactions contemplated herein to be consummated at such Closing;

            (e) Buyer shall have delivered to Seller a certificate, dated and effective as of the relevant Closing Date, executed by the president or an authorized vice president of Buyer, certifying to Seller that on such Closing Date, the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) and all covenants of Buyer contained herein have been performed in all material respects;

            (f) Buyer shall have delivered to Seller an opinion, dated the relevant Closing Date, of Eaton & Van Winkle, LLP, counsel for Buyer, that addresses the matters set forth in the representations and warranties of Buyer appearing in Sections 3.2(a), 3.2(b), and 3.2(c)(i), and that is otherwise in form and substance satisfactory to Seller;

            (g) on the relevant Closing Date, the Voyager-Hughes Settlement Agreement shall have become effective and be in full force and effect, and the Hughes Group and the Defendant Group shall be in compliance with the terms thereof; and

            (h) (i) Seller, Buyer, and the Hughes Group shall have executed the Release Agreement; (ii) the Release Agreement shall have become effective and continue to be in full force and effect on the relevant Closing Date; and (iii) on the relevant Closing Date, the Hughes Group shall have executed and delivered to Seller and Buyer a Release of Lis Pendens and Claims, substantially in the form attached as Exhibit B to the Release Agreement, that covers the Assets to be conveyed at such Closing.

      6.2 Conditions Precedent to Buyer's Obligation to Close. All obligations of Buyer under this Agreement are subject, at Buyer's option, to the fulfillment, on or prior to the Closing Date for each Asset or Asset tranche, of each of the following conditions:

            (a) each and every representation and warranty of Seller under this Agreement shall be true and accurate in all material respects as of the date when made (which, in the cases of the Additional Leases and any additional Real Property Interests acquired by Seller after the date of execution hereof, shall be their respective dates of execution by their lessors/grantors) and shall be deemed to be made again at and as of the relevant Closing Date and shall then be true and accurate in all material respects; provided, however, that for purposes of this Section 6.2(a), all qualifications relating to materiality contained in such representations and warranties shall be disregarded;

            (b) Seller shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with, executed and delivered all documents required to be executed and delivered, and otherwise taken all actions required to be taken, in each case by Seller on or prior to the relevant Closing Date;

            (c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any Governmental Authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement to be consummated at the relevant Closing;

            (d) Seller shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the relevant Closing by any court or Governmental Authority under any applicable Law concerning the transactions contemplated herein (including, without limitation, all consents and authorizations, if any, from Governmental Authorities required to be obtained prior to the relevant Closing with respect to the Transferable Permits to be transferred at such Closing);

            (e) Seller shall have delivered to Buyer a certificate, dated and effective as of the relevant Closing Date, executed by the president or an authorized vice president of Seller, certifying to Buyer that, on such Closing Date, the representations and warranties of Seller contained in this Agreement are true and correct in all material respects (and in all respects, in the case of representations and warranties qualified by materiality) and that all covenants of Seller contained herein have been performed in all material respects;

            (f) Seller shall have delivered to Buyer an opinion, dated the relevant Closing Date, of Haynes and Boone, LLP, counsel for Seller, that addresses the matters set forth in the representations and warranties of Seller appearing in Sections 3.1(a), 3.1(b), and 3.1(c)(i), and that is otherwise in form and substance satisfactory to Buyer;

            (g) Buyer shall have obtained financing on terms reasonably acceptable to Buyer in an amount sufficient to permit Buyer to consummate the transactions contemplated herein;

            (h) at the Closing for the Tranche 1 Assets, Seller, Seller's Predecessors, and the other Persons named therein shall have executed and delivered to Buyer the AMI Agreement, which shall contain a legally sufficient description of the area of mutual interest created thereby;

            (i) at the Closing for the Tranche 1 Assets, Seller shall have executed, or caused its Affiliate to execute, and delivered to Buyer or its Affiliate the Transitional Matters Agreement;

            (j) on the relevant Closing Date, the Voyager-Hughes Settlement Agreement shall have become effective and be in full force and effect, and the Hughes Group and the Defendant Group shall be in compliance with the terms thereof;

            (k) (i) Seller, Buyer, and the Hughes Group shall have executed the Release Agreement; (ii) the Release Agreement shall have become effective and continue to be in full force and effect on the relevant Closing Date; and (iii) on such Closing Date, the Hughes Group shall have executed and delivered to Seller and Buyer a Release of Lis Pendens and Claims, substantially in the form attached as Exhibit B to the Release Agreement, that covers the Assets to be conveyed at such Closing;

            (l) Seller shall have satisfied or cured in full (i) in the case of the Tranche 1 Assets or any Tranche 2 Assets to be conveyed by Seller to Buyer at the relevant Closing, all Defects set forth in Schedule 4.4(a) that are applicable to such Tranche 1 Assets or Tranche 2 Assets; (ii) in the case of the Tranche 3 Assets, all Defects asserted by Buyer in a timely manner in accordance with Section 4.4(b); and (iii) in the case of any Additional Leases to be conveyed by Seller to Buyer at the relevant Closing, all Defects pertaining to such Additional Leases asserted by Buyer in a timely manner in accordance with
Section 5.4(a); and

            (m) there shall exist no adverse Claim to title, lien, or other Defect pertaining to the Assets or Asset tranche to be conveyed by Seller to Buyer at the relevant Closing that remains uncured or otherwise unresolved as of the relevant Closing Date and that was asserted by a third Person or otherwise came into existence after, as applicable, (i) the date of execution of this Agreement, in the cases of the Tranche 1 Assets and Tranche 2 Assets, (ii) the date on which Buyer is required to have asserted Defects with respect to the Tranche 3 Assets under Section 4.4(b), or (iii) the date on which Buyer is required to have asserted Defects with respect to an Additional Lease under
Section 5.4(a).

      6.3 Term; Termination. If, by December 15, 2005, Assets having an aggregate Allocated Value of at least $25,000,000.00 have not been classified as Tranche 1 Assets in accordance with Section 2.2(b), this Agreement may be terminated by Seller with respect to all of the Assets upon written notice from Seller to Buyer, effective as of December 16, 2005; provided, however, that if Seller does not elect thus to terminate this Agreement, then if no Closing has occurred with respect to any portion of the Tranche 1 Assets on or before January 4, 2006, then unless extended in writing by the Parties, this Agreement shall terminate with respect to all of the Assets, effective as of January 5, 2006. If a Closing occurs in a timely manner as provided above in this Section
6.3 with respect to all or a portion of the Tranche 1 Assets, then Seller shall be entitled to establish one (1) or more Closing Dates in accordance with
Section 2.2, (a) with respect to the Tranche 2 Assets, during the period beginning on January 5, 2006, and ending February 28, 2006, and (b) with respect to the Tranche 3 Assets, during the period beginning on the Closing Date for the Tranche 1 Assets and ending on December 31, 2006. If, as of February 28, 2006, there exist any Tranche 2 Assets as to which a Closing hereunder has not occurred, then unless extended in writing by the Parties, this Agreement shall terminate with respect to such remaining Tranche 2 Assets, effective as of March 1, 2006. If, as of December 31, 2006, no Closing Date for the Tranche 3 Assets has been established in accordance with Section 2.2, then unless extended in writing by the Parties, this Agreement shall terminate with respect to the Tranche 3 Assets, effective as of January 1, 2007. Notwithstanding any such termination of this Agreement, the provisions of this Section 6.3 and Sections 6.4, 6.5, 8.4 8.5, 9.7, and 10.2 shall survive such termination and remain in full force and effect in accordance with their terms. No such termination shall relieve either Party from any Liability it may have as the result of any breach by such Party of this Agreement.

      6.4 Remedies. If, with respect to any Closing, Buyer fails, for any reason, to satisfy the condition in Section 6.2(g), Buyer shall have no liability to Seller as the result thereof. If a Closing does not occur as the result of the existence of a suit, action, or other proceeding of the type described in Sections 6.1(c) and 6.2(c), regardless of whether such suit affects Seller or Buyer, neither Party shall have any liability to the other as the result thereof, in the absence of a breach of or default under this Agreement by the affected Party. Otherwise, if a Closing does not occur because the conditions applicable to such Closing set forth in Section 6.1 were not satisfied by Buyer or waived by Seller on or before the applicable Closing Date, and Seller had satisfied all of the conditions applicable to such Closing set forth in Section 6.2 prior to such Closing Date, Seller shall be entitled to all remedies available at law or in equity (other than the right, if any, to terminate this Agreement), including, without limitation, the remedy of specific performance, subject to the terms of Section 9.7. In like manner, if a Closing does not occur because the conditions applicable to such Closing set forth in
Section 6.2 were not satisfied by Seller or waived by Buyer on or before the applicable Closing Date, and Buyer had satisfied all of the conditions applicable to such Closing set forth in Section 6.1 prior to such Closing Date, Buyer shall be entitled to all remedies available at law or in equity (other than the right, if any, to terminate this Agreement), including, without limitation, the remedy of specific performance, subject to the terms of Section
9.7. If a Party resorts to legal proceedings to enforce this Agreement or any part thereof, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled.

      6.5 Conveyance of Interests. If this Agreement is terminated, for any reason, prior to the Closing for the Leases on which are located any of the Wells referred to in Sections 5.3(a) or 5.3(c), Seller will convey to Buyer, pursuant to an Assignment, Bill of Sale, and Conveyance substantially in the form of the Conveyance, an undivided leasehold interest in the Lease(s) on which each Well as to which Buyer has paid an Advance is located, INSOFAR ONLY AS such Leases cover and include each such Well and forty (40) acres of land in as near the shape of a square as is reasonably possible with such Well located in the center thereof (the "Allocable Acreage"). With respect to the Wells referred to in Section 5.3(a), each such undivided leasehold interest shall be determined according to the following formula:

                        Buyer Interest = (A x .80 / B) x C

where:

"A" means the total amount paid by Buyer as an Advance with respect to a particular Well;

"B" means the total costs and expenses charged under the applicable operating agreement to all co-owners of the Lease(s) on which the relevant Well is located to drill, complete, and equip such Well for production (including any Advance paid by Buyer); and

"C" means the aggregate undivided leasehold interest in such Lease(s) reflected on Exhibit B.

By way of example, if A is $300,000.00, B is $1,000,000.00, and C is 100%, the
undivided leasehold interest in the relevant Well and its Allocable Acreage that is assignable by Seller to Buyer will be:

              ($300,000.00 x .80 / $1,000,000.00) x 100% = 24.000%

With respect to each Obligation Well referred to in Section 5.3(c), Buyer shall be entitled to receive one hundred percent (100%) of the aggregate undivided leasehold interest reflected on Exhibit B in and to the Leases on which the relevant Obligation Well is located, INSOFAR ONLY as such Leases cover and include such Obligation Well and its Allocable Acreage. This Section 6.5, together with Section 5.3 of the Original Amended Purchase Agreement and Section 5.3(a) hereof, amends and supersedes Section 4 of the "Binding Provisions" of the Letter of Intent, effective as of the date of execution hereof.

                                  ARTICLE VII.
                                     CLOSING

      7.1 Closing. Each Closing shall be held at the offices of Jackson Walker L.L.P., at 1401 McKinney, Suite 1900, Houston, Texas 77010, at 10:00 A.M., Central Time, on the relevant Closing Date.

      7.2 Preliminary Settlement Statement. No later than three (3) Business Days prior to each Closing Date, Seller shall prepare and submit to Buyer a preliminary settlement statement (the "Preliminary Settlement Statement"), which sets forth Seller's estimate of the Adjusted Consideration payable at the relevant Closing, reflecting the applicable Base Consideration and each adjustment thereto made in accordance herewith, the proration of any other amounts required herein, and in each case the method of calculating the same, as of the date of preparation of such Preliminary Settlement Statement, together with the allocation of such estimated Adjusted Consideration among Seller and the Hughes Group in accordance with the terms of the Voyager-Hughes Settlement Agreement and the designation of the accounts for Seller and the Hughes Group for wire transfer purposes. If, for any reason, Buyer disputes any information contained in such a Preliminary Settlement Statement, and Buyer and Seller are unable to resolve such dispute prior to the relevant Closing Date, the Parties shall submit the dispute to arbitration pursuant to Section 10.11, and such Closing shall be deferred until three (3) Business Days after the issuance of the decision of the arbitrators as to such dispute.

      7.3 Actions at Closing. At each Closing, Seller and Buyer shall take the following actions:

            (a) Seller and Buyer shall each execute and deliver (i) the Conveyance covering the Assets to be conveyed at such Closing, in sufficient counterparts to facilitate recording in all relevant jurisdictions and (ii) the applicable Preliminary Settlement Statement.

            (b) At the Closing for the Tranche 1 Assets, Seller, Seller's Predecessors, and Buyer each shall execute and deliver the AMI Agreement.

            (c) At the Closing for the Tranche 1 Assets, Seller, or Seller's Affiliate, and Buyer, or Buyer's Affiliate, each shall execute and deliver the Transitional Matters Agreement.

            (d) If applicable, Seller, Buyer, and Buyer's Affiliate each shall execute and deliver the joint operating agreement(s) referred to in Section 8.4(f) covering the Assets conveyed at such Closing.

            (e) Buyer shall deliver to Seller the estimated Adjusted Consideration reflected in the applicable Preliminary Settlement Statement by bank wire transfer of immediately available U.S. funds to the account(s) for Seller and, if applicable, the Hughes Group, designated in such Preliminary Settlement Statement.

            (f) Seller shall deliver to Buyer (i) a Release of Lis Pendens and Claims substantially in the form attached as Exhibit B to the Release Agreement, covering the Assets being conveyed at the relevant Closing, executed by all members of the Hughes Group, (ii) releases of all Liens (if any) encumbering the Assets conveyed at such Closing that do not constitute Permitted Encumbrances,
(iii) transfer orders or letters in lieu thereof, on forms provided by Buyer, directing all purchasers of production to make payment to Buyer of proceeds attributable to Hydrocarbons produced from such Assets after the Effective Time,

(iv) all consents, waivers, and other similar matters pertaining to such Assets obtained by Seller prior to the relevant Closing, (v) counterparts of Railroad Commission of Texas Form P-4 for each Well conveyed at such Closing as to which a change of operator will occur at the Possession Time, and (vi) all undisbursed revenues relating to the Assets conveyed at such Closing that Seller is required to deliver to Buyer under Section 8.3.

            (g) Seller shall deliver to Buyer the certificate provided for in
Section 6.2(e), the opinion of counsel provided for in Section 6.2(f), and the representative letter addressed to Buyer's independent auditors provided for in
Section 5.11.

            (h) Buyer shall deliver to Seller the certificate provided for in
Section 6.1(e) and the opinion of counsel provided for in Section 6.1(f).

            (i) Seller shall deliver to Buyer a statement that satisfies the requirements of Treas. Reg. ss.1.1445-2(b)(2), certifying that Seller is not a "foreign" Person for federal income tax purposes.

            (j) Seller and Buyer shall execute such other documents and take such other actions as are provided for elsewhere in this Agreement or as may be necessary to consummate the transactions contemplated herein to be consummated at such Closing.

      7.4 Records. At any time after each Closing, pursuant to Buyer's reasonable instructions, Seller shall deliver to Buyer the Records relating to the Assets conveyed at the relevant Closing. Buyer shall be entitled to all original Records affecting all of such Assets. Prior to the delivery thereof to Buyer, Seller may make and retain, at its expense, copies of the Records for Seller's use in connection with the Retained Interests or otherwise. Buyer agrees to maintain all original Records until the fifth (5th) anniversary of the relevant Closing Date (or such longer period of time as Seller may request for those Records relevant for tax audit purposes), or, if any of such Records pertain to a Claim pending at such fifth anniversary date, until such Claim is finally resolved and the time for all appeals has been exhausted. Buyer will provide to Seller reasonable access to the Records for purposes of obtaining information for the preparation of tax returns, financial statements, and other legitimate business purposes of Seller.

                                  ARTICLE VIII.
                              POST CLOSING MATTERS

      8.1 Settlement Statement. On or before one hundred fifty (150) days after each Closing Date, Buyer will prepare a final accounting statement, subject to verification by Seller, which sets forth the final calculation and amount of the Adjusted Consideration paid at the relevant Closing (including all adjustments thereto) determined in accordance with Sections 2.5(b) and 2.5(c), the calculations used to determine such amounts, and the actual proration of all other amounts required by this Agreement (the "Final Settlement Statement"). No later than fifteen (15) days after Seller's receipt of such a Final Settlement Statement from Buyer (but no earlier than one hundred fifty (150) days after the relevant Closing Date), Seller shall deliver to Buyer written notice setting forth any changes to such Final Settlement Statement proposed by Seller. On or before fifteen (15) days after Buyer's receipt of Seller's proposed changes to such Final Settlement Statement, Buyer and Seller shall agree on such Final Settlement Statement and, as the case may be, shall pay to the other such sums as may be found to be due in the final accounting. All amounts paid pursuant to this Section 8.1 shall be delivered by wire transfer of immediately available U.S. funds to the account specified in writing by the relevant Party. If Buyer and Seller are unable to agree on such Final Settlement Statement on or before fifteen (15) days after Buyer's receipt of Seller's proposed changes thereto, then Buyer and Seller shall submit all unresolved claims and amounts for arbitration in accordance with the terms of Section 10.11.

      8.2 Further Cooperation. After each Closing Date, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as either Party may reasonably request, to convey and deliver to Buyer the Assets conveyed at the relevant Closing, to perfect Buyer's title thereto, and to accomplish the orderly transfer of such Assets to Buyer in the manner contemplated by this Agreement. If, after any Closing Date, either Party receives monies belonging to the other, such amounts shall be promptly disbursed to the Party entitled to receive them. If an invoice or other evidence of an obligation is received by a Party, which is either an obligation assumed by the other Party or partially an obligation of both Seller and Buyer, the Parties shall consult with each other, and an adjustment for such amount will be made either on the relevant Final Settlement Statement, or, if the evidence of the obligation is not received until after the completion of the applicable final accounting pursuant to Section 8.1, in cash as the Parties may agree. If Seller and Buyer are unable to agree on the disposition of such an obligation, Seller and Buyer shall submit the matter to binding arbitration in accordance with the terms of Section 10.11.

      8.3 Undisbursed Revenues. No later than each Closing Date, Seller shall disburse, or cause its Affiliate to disburse, to Buyer all monies (if any) relating to the Assets to be conveyed at the relevant Closing and the associated Retained Interests that Seller or its Affiliate is obligated to pay or disburse to other Persons (including amounts held in suspense by Seller or its Affiliate) and that, as of such Closing Date, have not been thus paid or disbursed. Buyer shall take and apply such funds in a manner consistent with prudent oil and gas business practices to satisfy the Claims of third Persons with respect to such monies. Seller shall cooperate with Buyer following each Closing to assure the proper disbursement of any such funds.

      8.4 Retained Interests Options.

            (a) For a period of ninety (90) days after the full and final satisfaction and discharge by the Defendant Group of all of the obligations owed by the Defendant Group to the Hughes Group under the terms of the Voyager-Hughes Settlement Agreement (the "Designated Retained Interests Option Period"), Seller shall have the right and option, at its sole election, to cause Buyer to purchase from Seller, and Buyer shall have the right and option, at its sole election, to cause Seller to sell to Buyer, the Designated Retained Interests on the terms set forth in this Section 8.4 (collectively, the "Designated Retained Interests Options"). Similarly, for a period of ninety (90) days after the first anniversary of the date of execution of the Leases(s) comprising the Tranche 3 Assets (the "Tranche 3 Retained Interests Option Period"), Seller shall have the right and option, at its sole election, to cause Buyer to purchase from Seller the Tranche 3 Retained Interests on the terms set forth in this Section 8.4 (the "Tranche 3 Retained Interests Option"). For purposes hereof, the Designated Retained Interests Options and the Tranche 3 Retained Interests Option may be referred to collectively as the "Retained Interests Options," and the Designated Retained Interests Option Period and the Tranche 3 Retained Interests Option Period may be referred to collectively as the "Retained Interests Option Periods." Such a sale or purchase, as applicable, shall be effective as of 7:00 a.m., Central Time, on January 1 of the calendar year in which the relevant Retained Interests Option is exercised (the "Retained Interests Option Effective Time").

            (b) The Party vested with a Retained Interests Option shall be entitled to exercise its respective Retained Interests Option by delivering written notice of such exercise to the other Party prior to the expiration of the applicable Retained Interests Option Period. The failure of a Party to provide to the other Party such written notice prior to the expiration of the applicable Retained Interests Option Period shall constitute an election by the first Party not to exercise the relevant Retained Interests Option. If a Party exercises its Retained Interests Option in a timely manner as provided herein, the conveyance of the relevant Retained Interests shall be accomplished by the execution and delivery by Seller and Buyer of an Asset Purchase and Sale Agreement in form and substance consistent with the terms of Section 8.4(d) (the "Retained Interests Option Purchase Agreement") and an Assignment, Bill of Sale, and Conveyance substantially in the form of Exhibit H (the "Retained Interests Option Conveyance"), in sufficient numbers of counterparts to facilitate recording in all relevant jurisdictions. In addition, Seller shall deliver to Buyer each of the items referred to in clauses (i), (ii), and (iii) of Section 7.3(f) and the certificate referred to in Section 7.3(g), and Buyer shall deliver to Seller the certificate referred to in Section 7.3(h), covering or relating to, in each case, the relevant Retained Interests. For purposes hereof, the date of execution of a Retained Interests Option Conveyance will be referred to as its "Retained Interests Option Conveyance Date."

            (c) The base purchase price to be paid by Buyer to Seller upon the exercise of either Designated Retained Interests Option shall be the amount set forth in Schedule 8.4(c). The base purchase price to be paid by Buyer to Seller upon the exercise of the Tranche 3 Retained Interests Option shall be an amount equal to the product obtained by multiplying (i) five percent (5%) by (ii) $1.35 by (iii) the total net gas reserves characterized as "Proved" as of December 31 of the year preceding the Retained Interests Option Effective Time for the Tranche 3 Retained Interests Option, in thousand cubic feet, that are allocable to the aggregate of the Tranche 3 Assets and the Tranche 3 Retained Interests, as set forth in a reserve and economic evaluation report to be prepared at Buyer's sole cost and expense by an independent petroleum engineering firm selected by Buyer to support Buyer's audited financial statements and SEC filings, such report to conform with the Hydrocarbon reserve reporting requirements of the SEC under applicable securities Laws. In either case, such base purchase price shall be referred to herein as the "Base Retained Interests

Option Consideration." In each case, the Base Retained Interests Option Consideration shall be subject to adjustment pursuant to Sections 2.5(b)(i), 2.5(b)(ii), 2.5(b)(iii), 2.5(b)(iv), and 2.5(b)(vi), and Sections 2.5(c)(i)
(with respect only to the matters described in Section 4.4(a) as they pertain to the relevant Retained Interests), 2.5(c)(ii), 2.5(c)(iii), 2.5(c)(iv), 2.5(c)(v), and 2.5(c)(vii), modified to refer, in each case, to the relevant Retained Interests, the applicable Retained Interests Option Effective Time, and the applicable Retained Interests Option Conveyance Date in lieu of, respectively, the Assets, the Effective Time, and the Possession Time. In each case, the Base Retained Interests Option Consideration, as so adjusted, shall be referred to as the "Adjusted Retained Interests Option Consideration".

            (d) Each Retained Interests Option Purchase Agreement shall be substantially in the form of this Agreement, modified to take into account the difference in the interests being transferred, the differences between the Designated Retained Interests and the Tranche 3 Retained Interests, the applicable Retained Interests Option Effective Time and Retained Interests Option Conveyance Date, and other changed circumstances associated with the transfer of the relevant Retained Interests. Notwithstanding the foregoing, each Retained Interests Option Purchase Agreement shall provide for: (i) the payment of the applicable Adjusted Retained Interests Option Consideration in currency of the United States on the applicable Retained Interests Option Conveyance Date by bank wire transfer of immediately available funds to the account designated by Seller to Buyer in writing; (ii) the determination of the amount of the applicable Adjusted Option Consideration in accordance with a procedure substantially identical to that contained in Sections 7.2 and 8.1; (iii) the assumption by Buyer of duties, obligations, and Liabilities with respect to the applicable Retained Interests substantially identical to the Assumed Liabilities as set forth in Section 2.6; (iv) the retention by Seller of duties, obligations, and Liabilities with respect to such Retained Interests substantially identical to the Retained Liabilities as set forth in Section 2.7; provided that the conveyance to Buyer of any Retained Interests shall not increase or otherwise affect the monetary thresholds contained in the definition of "Retained Environmental Liabilities"; (v) the allocation by Seller and Buyer of the applicable Adjusted Retained Interests Option Consideration among the relevant Retained Interests for financial accounting and tax purposes in accordance with terms substantially identical to Section 2.7; (vi) the making of the representations and warranties set forth in Section 3.1, insofar as such representations and warranties relate or pertain to Seller, Seller's Predecessors, and the relevant Retained Interests, and the representations and warranties set forth in Section 3.2, in each case as of the applicable Retained Interests Option Conveyance Date; (vii) indemnities substantially identical to those contained in Article IX, modified to address the transfer of the relevant Retained Interests and the representations and warranties made in connection therewith; provided that the time limitations applicable to the assertion of Claims for indemnification in connection therewith shall begin to run on the applicable Retained Interests Option Conveyance Date in lieu of any Closing Date; and (viii) the allocation of Transfer Taxes associated with the transfer of the relevant Retained Interests and the proration of Property-Related Taxes assessed with respect thereto in a manner substantially identical to that set forth in Section 10.3.

            (e) During the period from each Closing Date through the earlier of
(i) each Retained Interests Option Conveyance Date or (ii) the expiration of the corresponding Retained Interests Option Period, Seller agrees to perform and comply with the covenants contained in Section 5.1 with respect to the relevant Retained Interests.

            (f) To the extent that, on any Closing Date, any of the Assets conveyed by Seller to Buyer on such Closing Date and the associated Retained Interests are not subject a joint operating agreement, Seller, Buyer, and Buyer's Affiliate shall execute and deliver at the relevant Closing one (1) or more joint operating agreements in form and substance reasonably satisfactory to Seller and Buyer that shall remain in effect with respect to such Assets and Retained Interests unless and until Seller or Buyer exercises the Retained Interests Option, in which event such joint operating agreement(s) shall terminate and be of no further force or effect as to the Assets and Designated Retained Interests subject to such option.

      8.5 Gathering System Options.

            (a) Seller represents that Seller or an Affiliate of Seller has entered into, or as of the date of this Agreement is negotiating, agreements pursuant to which Seller or an Affiliate of Seller has or will become a limited partner owning the interests identified on Schedule 8.5 in the limited partnerships also identified on Schedule 8.5, all of which are organized under the Laws of the State of Texas (collectively, the "Gathering System Partnerships"). Seller further represents that the purpose of the Gathering System Partnerships is to design, construct, lay, own, operate, and maintain natural gas gathering systems in the same general geographic area as the Assets and the Retained Interests (collectively, the "Partnership Gathering Systems"). For a period of ninety (90) days after the later of the Closing Date for the Tranche 1 Assets or the date on which each Gathering System Partnership comes into existence under applicable Law (as applicable, the "Gathering System Option Period"), Buyer shall have the right and option, exercisable separately by Buyer in its sole discretion with respect to each Gathering System Partnership (collectively, the "Gathering System Options"), to purchase from Seller or Seller's Affiliate the rights and interests in and with respect to each Gathering System Partnership described on Schedule 8.5 (collectively, the "Acquired Partnership Interests"). Each such purchase shall be effective as of 7:00 a.m., Central Time, on the date on which the transfer of the relevant Acquired Partnership Interest from Seller to Buyer is consummated (for each Gathering System Option, the "Gathering System Option Effective Time").

            (b) Buyer shall be entitled to exercise each Gathering System Option by delivering written notice of such exercise to Seller prior to the expiration of the applicable Gathering System Option Period. The failure of Buyer to provide to Seller such written notice of exercise prior to the expiration of the applicable Gathering System Option Period shall constitute an election by Buyer not to exercise the relevant Gathering System Option. Buyer's election not to exercise its Gathering System Option with respect to a particular Gathering System Partnership shall not waive, restrict, or otherwise prejudice its Gathering System Option with respect to any other Gathering System Partnership. If Buyer exercises a Gathering System Option in a timely manner as provided herein, Buyer shall pay to Seller or its Affiliate, as consideration for the Acquired Partnership Interest being transferred, an amount equal to one hundred percent (100%) of the initial contributions to the capital of the relevant Gathering System Partnership paid or required to be paid by Seller or Seller's Affiliate, as applicable, under the terms of organizational documents of such

Gathering System Partnership. From and after the applicable Gathering System Option Effective Time, all liabilities and obligations attributable to the limited partner interest of Seller or Seller's Affiliate, as applicable, in the Gathering System Partnership as to which Buyer has exercised its Gathering System Option shall be borne in the proportions of eighty percent (80%) by Buyer and twenty percent (20%) by Seller or its Affiliate.

            (c) If Buyer exercises a Gathering System Option in a timely manner as provided herein, the transfer of the relevant Acquired Partnership Interest shall be accomplished by the execution and delivery by Seller or Seller's Affiliate and Buyer of (i) a Closing Agreement in form and substance satisfactory to Seller and Buyer that describes the Acquired Partnership Interest to be transferred and the consideration provided in Section 8.5(b) to be paid therefor and contains representations, warranties, and indemnities that are usual and customary in purchases and sales of limited partnership and/or limited liability company interests, and (ii) an instrument of transfer in form and substance satisfactory to Seller and Buyer covering such Acquired Partnership Interest, which shall provide, inter alia, that Seller or Seller's Affiliate warrants that it owns, beneficially and of record, good, valid, and marketable title to such Acquired Partnership Interest, free and clear of Liens, equities, proxies, options, or restrictions. If the relevant Acquired Partnership Interest is not owned by Seller, Seller shall cause its Affiliate to execute and deliver all instruments of transfer and other documents and agreements necessary to carry out the intent of this Section 5.5.

            (d) In addition, between the date of execution hereof and the applicable Gathering System Option Effective Time, Seller shall, to the extent within its reasonable control: (i) not permit such Gathering System Partnership to (A) take any action that may reasonably be expected to result in the dilution of Seller's or its Affiliate's ownership interest in such Gathering System Partnership, (B) incur, assume, or guarantee any indebtedness, except for debt associated with the capitalization or operation of such Gathering System Partnership or incurred to finance the construction of the relevant Partnership Gathering System, (C) create or permit to be created any Lien on or affecting any asset of such Gathering System Partnership, except for Liens securing indebtedness permitted under clause (B) of this Section 8.5(d)(i) or that otherwise constitute Permitted Encumbrances, or (D) sell or otherwise dispose of any asset of such Gathering System Partnership other than in the ordinary course of business; (ii) promptly notify Buyer of any new suit, action, or other proceeding before any court or Governmental Authority that may reasonably be expected to have a material adverse effect on such Gathering System Partnership or its assets; and (iii) to the extent within its reasonable control, cause such Gathering System Partnership timely to pay and discharge when due all of its costs, expenses, and other obligations, except to the extent contested in good faith using appropriate actions, and otherwise keep such Gathering System Partnership and its assets free and clear of Liens, except for Liens permitted under this Section 8.5(d) and Permitted Encumbrances.

                                   ARTICLE IX.
                            SURVIVAL; INDEMNIFICATION

      9.1 Survival. All representations, warranties, covenants, agreements, and indemnities of Buyer and Seller under this Agreement shall survive each Closing and the delivery of each Conveyance, shall not be merged with or into any Conveyance, and shall remain in force and effect as provided in this Section 9.1, as applicable, regardless of any investigation at any time made by or on behalf of Buyer or Seller, or of any information that Buyer or Seller may have with respect thereto. Such survival does not obligate any Party to make any further representation or warranty after the final Closing Date established pursuant to Section 2.2, or to cause any representation or warranty made hereunder to remain true and correct after such final Closing Date.

      9.2 Indemnity as Sole Remedy. Except to the extent otherwise provided in
Section 6.4, the indemnity provided by each Party to the other under this
Article IX shall constitute the sole and exclusive remedy for such Party and its Indemnity Group after each Closing with respect to (a) the inaccuracy or breach of any representation or warranty made by the other Party hereunder in connection with the relevant Closing and (b) a breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement and made in connection with such Closing. Except as otherwise provided in Section 6.4 and this Article IX, each Party hereby waives any Claim arising under common law, any statute, or otherwise against the other Party arising from or out of the inaccuracy or breach of any representation or warranty made by the other Party hereunder or the breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement.

      9.3 Indemnities of Buyer. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, Buyer shall indemnify and hold harmless Seller and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay to Seller or its Indemnity Group any sum that Seller or its Indemnity Group pays, or becomes obligated to pay, on account of: (a) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement or any document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by Buyer in this Agreement (provided, however, that for purposes of this Section 9.3, all qualifications relating to materiality contained in such representations and warranties shall be disregarded); and (c) all Assumed Liabilities.

      9.4 Indemnities of Seller. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, Seller shall indemnify and hold harmless Buyer and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay Buyer or its Indemnity Group any sum that Buyer or its Indemnity Group pays or becomes obligated to pay, on account of: (a) any breach or default in the performance by any Seller of any covenant or agreement of Seller contained in this Agreement or any document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by any Seller in this Agreement (provided, however, that for purposes of this Section 9.4, all qualifications relating to materiality contained in such representations and warranties shall be disregarded); (c) Buyer's termination of any drilling contracts entered into by Buyer prior to December 15, 2005, for drilling rigs to be used in operations on the Assets as the result of the termination of this Agreement pursuant to the first sentence of Section 6.3; and (d) all Retained Liabilities.

      9.5 Limitations on Indemnities.

            (a) Except as provided hereinafter, after the Closing Date, neither Buyer nor Seller shall be entitled to seek indemnification from the other Party with respect to the inaccuracy or breach of any representation or warranty made by such Party hereunder unless the Party seeking indemnification gives written notice of the alleged breach or inaccuracy to the Party against whom enforcement is sought no later than the expiration of twelve (12) months after the Closing Date. In addition, if there occurs a breach or inaccuracy in Section 3.1(d)(iii) or Section 3.1(e), insofar only as such representation and warranty relates to environmental matters, such breach or inaccuracy shall constitute an Environmental Condition, and Seller's indemnity obligation with respect thereto shall be limited as provided in the definition of Retained Environmental Liabilities in Schedule 1.1.

            (b) After the Closing Date, neither Buyer nor Seller shall be entitled to seek indemnification from the other Party with respect to a breach or default in the performance by such Party of any covenant or agreement of that Party contained in this Agreement (including, without limitation, the provisions of Section 10.3, relating to taxes) unless the Party seeking indemnification gives written notice of the alleged breach or default to the Party from whom indemnification is sought on or before the one hundred eightieth (180th) day after the expiration of the statute of limitations applicable to the relevant breach or default.

            (c) After the Closing Date, except as otherwise provided in the definition of Retained Environmental Liabilities in Schedule 1.1, no Claim subject to indemnification under Section 9.3(c), Section 9.4(c), or Section 9.4(d) may be indemnified under this Agreement unless the Party requesting indemnification gives notice to the Party from whom indemnification is sought of the Claim for which indemnification is sought on or before the one hundred eightieth (180th) day after the expiration of the statute of limitations applicable to such Claim.

      9.6 Assertion of Claims; Notices; Defense; Settlement.

            (a) Upon the discovery by a Party entitled to indemnification under any provision of this Agreement (the "Indemnified Party") of facts believed to entitle such Party to indemnification hereunder, including the receipt by any such Party of notice of a Claim from any third Person, the Indemnified Party shall give prompt written notice of any such Claim to the Party obligated to provide the requested indemnification (the "Indemnifying Party"). Each such notice shall set forth the facts known to the Indemnified Party pertaining to the relevant Claim and shall specify the manner in which the Indemnified Party proposes to respond to such Claim.

            (b) Within ten (10) days after the receipt by the Indemnifying Party of such notice, the Indemnifying Party shall state in writing to the Indemnified
Party: (i) whether the Indemnified Party may proceed to respond to the Claim in the manner set forth in its notice, or (ii) whether the Indemnifying Party shall assume responsibility for and conduct the negotiation, defense, or settlement of the Claim, and if so, the specific manner in which the Indemnifying Party proposes to proceed. If the Indemnifying Party assumes control of the Claim, the Indemnified Party shall at all times have the right to participate in the defense thereof and to be represented, at its sole expense, by counsel selected by it. No such Claim shall be compromised or settled by either the Indemnifying Party or the Indemnified Party, as applicable, in any manner that admits liability on the part of the other Party or that might otherwise adversely affect the interest of such other Party without the prior written consent of such other Party, which consent will not be unreasonably withheld or delayed. As a condition precedent to indemnification under this Agreement, the Indemnified Party shall assign to the Indemnifying Party, and the Indemnifying Party shall become subrogated to, all rights and Claims, up to the amount of indemnification, of the Indemnified Party against third Persons arising out of or pertaining to the matters for which the Indemnifying Party shall provide indemnification. The amount of the Indemnified Party's Claim for indemnification shall be reduced by the amount of any insurance reimbursement paid to the Indemnified Party pertaining to the Claim.

      9.7 Limitation on Damages. For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER SELLER NOR BUYER SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM THE OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.1 Exhibits. All exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement for all purposes. Each Party and its counsel has received a complete set of exhibits and schedules prior to and as of the date of execution of this Agreement.

      10.2 Expenses. Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by Buyer and Seller in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs, and expenses. All required documentary, filing, and recording fees and expenses in connection with the filing and recording of the Conveyances and other instruments required to convey title to the Assets to Buyer shall be borne by Buyer.

      10.3 Proration of Taxes. Each Party shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, franchise taxes, and other similar taxes (including any applicable interest or penalties) incurred by or imposed upon such Party with respect to the transactions described in this Agreement. Seller shall assume responsibility for, and shall bear and pay, all Transfer Taxes incurred or imposed with respect to the transfer of the Assets. Seller shall assume responsibility for, and shall bear and pay, all Property-Related Taxes (including any applicable penalties and interest) based upon or measured by the ownership of the Assets or the receipt of proceeds therefrom, but exclusive of income taxes, and assessed against the Assets by any taxing authority for the period prior to the Effective Time. Buyer shall be responsible for, and shall bear and pay, all such Property-Related Taxes assessed against the Assets by any taxing authority for any period that begins on or after the Effective Time. For purposes of this Agreement, the foregoing prorations of Property-Related Taxes shall be accomplished as an adjustment to the Base Consideration and, in the case of ad valorem and other property taxes, shall be based upon the ad valorem and other property taxes actually assessed against the Assets for 2005, or, in the absence of such assessments, the ad valorem and other property taxes actually assessed against the Assets for 2004. In the event of a conflict between the terms of this
Section 10.3 and any other provision of this Agreement, the terms of this
Section 10.3 shall govern and control.

      10.4 Assignment. Neither Seller nor Buyer shall assign this Agreement, except to an Affiliate of the assigning Party by assignment, transfer of equity, merger, reorganization, or consolidation, without the prior written consent of the non-assigning Party, which shall not be unreasonably withheld or delayed. Any such assignment of rights shall provide for the assumption by the transferee of the obligations of the assigning Party under this Agreement. No assignment of any rights hereunder shall relieve the assigning Party of any obligations or responsibilities hereunder. Upon the assumption by such a transferee of the obligations of the assigning Party under this Agreement, such transferee shall become primarily liable for all such obligations assumed. Notwithstanding any such assumption, however, if such a transferee fails to perform any of the obligations thus assumed, the assigning Party shall remain liable for the performance thereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

      10.5 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or by telex or facsimile transmission (provided any such telegram, telex, or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Buyer:                                       If to Seller:

Dune Energy, Inc.                                  Voyager Partners, Ltd.
3050 Post Oak Boulevard                            4211-B Southwest Freeway
Suite 695                                          Houston, Texas 77027-7200
Houston, Texas 77056                               Attention:  Michael Ronca
Attention: Dr. Amiel David                         Telephone No.: (832) 203-6117
Telephone No.: (713) 888-0895                      Facsimile No.: (832) 203-6116
Facsimile No.: (713) 888-0899

Any notice given in accordance herewith shall be deemed to have been given on the Business Day when delivered to the addressee in person or by telex, facsimile, or bonded overnight courier; provided, however, that if any such notice is received after normal business hours, the notice will be deemed to have been given on the next succeeding Business Day. Any Party may change the address, telephone number, and facsimile number to which such communications to such Party are to be addressed by giving written notice to the other Party in the manner provided in this Section 10.5.

      10.6 ENTIRE AGREEMENT; CONFLICTS. THIS AGREEMENT, THE EXHIBITS HERETO, THE CONVEYANCES, THE AMI AGREEMENT, THE TRANSITIONAL MATTERS AGREEMENT, THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), AND ANY OTHER DOCUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH OR AT ANY CLOSING CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE CONVEYANCES, THE AMI AGREEMENT, THE TRANSITIONAL MATTERS AGREEMENT, THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), ANY SUCH

CONTEMPORANEOUS AGREEMENTS, OR ANY SUCH CLOSING DOCUMENTS, AND NEITHER BUYER NOR SELLER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENT OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE CONVEYANCES, THE AMI AGREEMENT, THE TRANSITIONAL MATTERS AGREEMENT, OR THE "BINDING PROVISIONS" OF THE LETTER OF INTENT (AS AMENDED AND/OR SUPERSEDED HEREBY), THE TERMS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN THE CONVEYANCES, THE AMI AGREEMENT, THE TRANSITIONAL MATTERS AGREEMENT, AND THE "BINDING PROVISIONS" OF THE LETTER OF INTENT OF TERMS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL TERMS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE TERMS OF THIS SECTION 10.6.

      10.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties.

      10.8 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Buyer or Seller, or their respective officers, employees, agents, or representatives, or any failure by Buyer or Seller to exercise any of its rights under this Agreement, shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Buyer and Seller under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

      10.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS.

      10.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      10.11 Arbitration.

            (a) Any disagreement, difference, or dispute among the Parties provided in this Agreement to be resolved by arbitration shall be resolved pursuant to arbitration according to the procedures set forth in this Section
10.11. Either Party may commence an arbitration proceeding hereunder by giving written notice to the other Party. No later than five (5) Business Days after the delivery of the notice commencing the arbitration proceeding, Seller and Buyer shall each select an arbitrator. Promptly following their selection, the arbitrators selected by Seller and Buyer jointly shall select a third arbitrator. All arbitrators selected under this Agreement shall have at least eight (8) years of professional experience in the oil, gas, or accounting industries, as applicable, and shall not previously have been employed by either Party and shall not have a direct or indirect interest in either Party or the subject matter of the arbitration. The arbitration hearing shall commence as soon as is practical, but in no event later than thirty (30) days after the selection of the third arbitrator. If any arbitrator selected under this Section 10.11(a) should die, resign, or otherwise be unable to perform his duties hereunder, a successor arbitrator shall be selected pursuant to the procedures set forth in this Section 10.11(a).

            (b) The arbitrators shall settle all disputes in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such Rules do not conflict with the terms of such Act or the terms of this Agreement. Any arbitration hearing shall be held in Houston, Harris County, Texas. The decision of the arbitrators shall be final and binding on the Parties and, if necessary, may be enforced in any court of competent jurisdiction. The Law governing all such disputes shall be the Laws of the State of Texas, including, without limitation, the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended from time to time, but without regard to conflicts of laws principles. The fees and expenses of the arbitrators shall be shared one-half by Seller and one-half by Buyer. Any payment to be made as the result of any dispute resolved by arbitration hereunder shall be accomplished pursuant to the Final Settlement Statement, with the final payments due thereunder being deferred until the arbitrators have rendered their decisions on all matters to be resolved by arbitration hereunder.

      10.12 Original Amended Purchase Agreements. This Agreement amends and supersedes the Original Amended Purchase Agreement.

      10.13 Recording Memorandum. To place third Persons on notice of the existence of the rights of the Parties hereunder with respect to the Assets, Seller and Buyer shall execute and file for record in the counties where the Assets are located a memorandum of this Agreement in form and substance reasonably acceptable to Seller and Buyer.

      10.14 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. This Agreement may be executed by the Parties in different locations and shall become binding upon both Parties upon the exchange by the Parties of executed signature pages by facsimile; provided, however, that no later than five (5) Business Days after such execution hereof by facsimile, the Parties shall have executed and delivered each to the other a fully executed original counterpart of this Agreement.

            IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the date first above written.

                                                     SELLER:

                                                     VOYAGER PARTNERS, LTD.

                                                     By: Trek Management, LLC,
                                                         its General Partner


                                                         By: /s/ Michael Ronca
                                                             -------------------
                                                             Michael Ronca
                                                             Manager

SIGNATURE PAGE FOR DUNE ENERGY, INC., TO AMENDED AND RESTATED ASSET PURCHASE AND SALE AGREEMENT DATED AS OF NOVEMBER 4, 2005, BETWEEN VOYAGER PARTNERS, LTD., AS SELLER, AND DUNE ENERGY, INC., AS BUYER

                                                     BUYER:

                                                     DUNE ENERGY, INC.


                                                     By: /s/ Amiel David
                                                         -----------------------
                                                         Dr. Amiel David
                                                         President

                                  SCHEDULE 1.1

                                  DEFINED TERMS

      The following terms and expressions shall have the meanings set forth in the indicated provisions of this Agreement: "Acquired Partnership Interests",
Section 8.5(a), "Additional Leases", Section 5.4(a); "Adjusted Consideration",
Section 2.5(d); "Adjusted Retained Interests Option Consideration," Section 8.4(c); "Advances", Section 5.3(a); "AFE", Section 5.3(c); "Allocable Acreage",
Section 6.5; "Assets", Section 2.1; "Assumed Liabilities", Section 2.6; "Base Consideration", Section 2.5(a); "Base Retained Interests Option Consideration,"
Section 8.4(c); "Completion Operations", Section 5.3(a); "Defendant Group", Preambles; "Designated Retained Interests Options" and "Designated Retained Interests Option Period", Section 8.4(a); "Drilling Deadline", Section 5.3(c); Excluded Assets", Section 2.4; "Final Settlement Statement", Section 8.1; "Gathering System Options", "Gathering System Option Effective Time", "Gathering System Option Period", and "Gathering System Partnerships", Section 8.5(a); "GLMR", Section 4.1(b); "Hess PSA Assignment", Section 2.2(a); "Hydrocarbons",
Section 2.1(c); "Incremental Value," Section 2.3; "Indemnified Party" and "Indemnifying Party", Section 9.6(a); "Intangible Rights", Section 2.1(i); "Leases", Section 2.1(a); "Obligation Wells", Section 5.3(c); "Original Amended Purchase Agreement", Preambles; "Partnership Gathering Systems", Section 8.5(a); "Personal Property", Section 2.1(e); "Preliminary Settlement Statement", Section 7.2; "Real Property Interests", Section 2.1(d); "Records", Section 2.1(j); "Retained Interests", Section 2.4(a); "Retained Interests Options", "Retained Interests Option Effective Time", and "Retained Interests Option Period",
Section 8.4(a); "Retained Interests Option Conveyance", "Retained Interests Option Conveyance Date", and "Retained Interests Option Purchase Agreement",
Section 8.4(b); "Retained Liabilities", Section 2.5; "Third Party Interests",
Section 2.3; "Tranche 1 Assets," "Tranche 2 Assets," and "Tranche 3 Assets,"
Section 2.2; "Tranche 3 Retained Interests Option" and "Tranche 3 Retained Interests Option Period", Section 8.4(a); "Transferred Contracts", Section 2.1(g); and "Wells", Section 2.1(b).

      In addition, the following terms and expressions shall have the meanings set forth hereinafter:

      "Affiliate" means, with respect to a Party, any Person that directly or indirectly controls, is controlled by, or is under common control with, the relevant Party. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management, or otherwise through formal or informal arrangements or business relationships.

      "Allocated Value" means, with respect to each Lease, Well, Real Property Interest, item of Personal Property, and other Asset to which value is allocated herein, the amount set forth on Exhibit B under the column styled "Allocated Value" for such Lease, Well, Real Property Interest, item of Personal Property, or other Asset. For purpose of this Agreement, Seller and Buyer agree and


                             Schedule 1.1 - Page 1
stipulate that the Allocated Values set forth in Exhibit B have been established solely for use in calculating adjustments to the Base Consideration as provided herein, and not for purposes of federal or state income taxation, such Allocated Values being solely for the convenience of the Parties.

      "AMI Agreement" means the Area of Mutual Interest Agreement substantially in the form attached hereto as Exhibit G.

      "Assumed Environmental Liabilities" means, collectively, ALL CLAIMS AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS AND LIABILITIES RELATING TO ENVIRONMENTAL CONDITIONS THAT BECOME "ASSUMED ENVIRONMENTAL LIABILITIES" BY OPERATION OF SECTION 4.3(c), BUT EXCLUDING THE RETAINED ENVIRONMENTAL LIABILITIES) ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE EXISTENCE OF AN ENVIRONMENTAL CONDITION ON OR RELATING TO ONE OR MORE ASSETS CONVEYED BY SELLER TO BUYER PURSUANT HERETO (INCLUDING, WITHOUT LIMITATION, CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE POSSESSION TIME FOR THE RELEVANT ASSET, OR RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLER OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO AROSE, OCCURRED, OR EXISTED BEFORE, AT, OR AFTER THE POSSESSION TIME FOR THE RELEVANT ASSET.

      "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Houston, Texas, are required or authorized by Law to be closed.

      "Casualty Event" means (a) any fire, explosion, accident, earthquake, act of the public enemy, act of God, or other similar event or occurrence that results in damage to or the destruction of any Asset, and (b) any taking of any Asset by condemnation or under the right of eminent domain.

      "Central Time" means Central Standard Time or Central Daylight Savings Time, as in effect in Houston, Texas, on the date in question.

      "Claims", for purposes of this Agreement, means any and all claims, demands, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, and controversies.


                             Schedule 1.1 - Page 2

      "Closing" means, for each Asset or Asset tranche conveyed by Seller to Buyer pursuant hereto, the consummation of the transactions contemplated in this Agreement, with respect to such Asset or Asset tranche.

      "Closing Date" means, for each Asset or Asset tranche conveyed by Seller to Buyer pursuant thereto, the date on which the Closing occurs with respect to such Asset or Asset tranche, determined in accordance with Section 2.2.

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Contracts" means all seismic or other exploration agreements; farm-in, farm-out, and participation agreements; dry hole, acreage contribution, and bottom hole agreements; partnership, joint venture, and similar agreements; Hydrocarbon purchase, sale, exchange, gathering, storage, transportation, and marketing agreements; acquisition agreements; operating agreements; area of interest agreements; balancing agreements; pooling, communization, and unitization agreements; processing, fractionation, condensate removal and handling, dehydration, treatment, and separation agreements; saltwater, water, and waste injection and disposal agreements; options; service agreements; communications, facilities, and equipment leases and licenses, to the extent transferable; and other contracts, agreements, and rights owned by Seller, in whole or in part, or to which any Seller is a party, to the extent that they are
(i) appurtenant to or affect the properties and rights comprising the Assets, or
(ii) used or held for use in connection with the use, ownership, or operation thereof, all as described more particularly on Exhibit D.

      "Conveyance" means the Assignment, Bill of Sale, and Conveyance substantially in the form attached hereto as Exhibit F.

      "Defect" means any Lien, charge, contract, agreement, obligation, or defect of title, other than a Permitted Encumbrance, that causes, or could reasonably be expected to cause: (a) a loss of title, in whole or in part, by Seller with respect to an Asset; (b) the title to an Asset not to be good, valid, and indefeasible; (c) an Asset to be subject to a Lien other than a Permitted Encumbrance; (d) in the case of a Lease or Well, and without limiting clauses (a), (b), and (c) of this definition, (i) Seller to receive a percentage of all Hydrocarbons produced, saved, and marketed from or allocable to such Lease or Well that is less than the Net Revenue Interest set forth in Exhibit B for such Lease or Well, without reduction, suspension, or termination for the productive life of such Lease or Well, or (ii) Seller to be obligated to bear a percentage of the costs and expenses of operations on and the maintenance and development of such Lease or Well that is greater than the Working Interest set forth for such Lease or Well on Exhibit B without increase for the productive life of such Lease or Well, unless such greater Working Interest yields a correspondingly greater Net Revenue Interest; or (e) Seller's interests in any Asset otherwise to be extinguished or the operation, use, possession, ownership, or value of Seller's interest in any Asset to be materially affected or interfered with, except for Permitted Encumbrances. The term "Defect" shall include (x) a preferential right to purchase, right of first refusal, right of first offer, or similar right affecting any Asset (including, without limitation, any Contract) that is exercised prior to the Closing, (y) a third Person consent to assignment required before an Asset may be assigned and that


                             Schedule 1.1 - Page 3
is not obtained prior to the Closing, and (z) the failure of the Leases included in a "Project" identified on Exhibit B to cover, in the aggregate, sufficient acreage to provide a legal location, under applicable rules and regulations of the Railroad Commission of Texas, for each Well or Hydrocarbon well location (whether designated as "PUD" or "Prob" on Exhibit B) allocated to such "Project" on Exhibit B. The failure of Seller to acquire a Third Party Interest prior to the Closing for the Asset(s) to which such Third Party Interest relates shall not constitute a Defect, but shall be governed exclusively by the terms of
Section 2.3.

      "Designated Retained Interests" means all of the Retained Interests, less and except the Retained Interests in the Leases, Wells, and other items of real and personal property included in the Tranche 3 Assets.

      "Effective Time" means 7:00 a.m., Central Time, on May 1, 2005.

      "Environmental Contaminants" means "hazardous substances" and "pollutants or contaminants", as those terms are defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), petroleum, including any fraction thereof," and "natural gas, natural liquids, liquefied natural gas, or synthetic gas usable for fuel" as those terms are used in
Section 101 of CERCLA, any "solid or hazardous waste" as those terms are defined or used in the Resource Conservation and Recovery Act, and any wastes regulated by applicable rules of the Railroad Commission of Texas. The term also includes naturally occurring radioactive material ("NORM") concentrated, disposed of, released or present on, resulting from, or in association with Hydrocarbon activities.

      "Environmental Condition" means: (a) any event or condition (including, without limitation, any Release) with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes the Assets to become subject to (or their owner or operator to have Liability or be potentially liable for) any removal, remediation, or response action under, or not be in compliance with, any Environmental Law or any Permit pursuant to any Environmental Law; (b) the existence of any written or oral Claim pending or threatened that reasonably may be expected to subject the Assets or the owner or the operator of the Assets to liability in favor of any Governmental Authority as the result of the alleged violation by such owner or operator or any other Person of any Environmental Law as it pertains to the Assets or the existence of any event or condition on the Assets described in this definition; (c) the failure of the Assets to be in compliance, or the owner or operator of the Assets to comply, in each case in all material respects with all applicable Environmental Laws with respect to the Assets; (d) the failure of the owner or operator of the Assets to obtain or maintain in full force and effect any Permit required under applicable Environmental Laws with respect to the Assets; or (e) any event or condition described in the preceding clauses (a), (b), (c), and (d) that results, or could reasonably be expected to result, in Liability to any Governmental Authority for any removal, remediation, or response action, or any other Person for injury to or death of any Person, Persons, or other living thing, or damage, loss, or destruction of property located on the Assets. An


                             Schedule 1.1 - Page 4
event or circumstance that results in the inaccuracy or breach of the representations and warranties contained in Section 3.1(d)(iii) or Section 3.1(j) (insofar only as such representation and warranty relates to environmental matters) shall constitute an Environmental Condition. The term "Environmental Condition" includes, without limitation, any release, disposal, spilling, leaking, pouring, emission, emptying, discharge, injection, escape, transmission, leaching, or dumping (collectively, a "Release"), or any threatened Release, of any Environmental Contaminants from, or related in any way to the use, ownership, or operation of, the Assets that has not been remedied in accordance with all applicable Environmental Laws.

      "Environmental Laws" means all applicable Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, and the Oil Pollution Act of 1990, the Texas Solid Waste Disposal Act, and applicable rules of the Texas Railroad Commission relating to the management or disposal of oilfield waste, in each case as amended from time to time) relating to the protection of the public health, welfare, and environment, worker protection, emergency planning, and/or a community's right to know, including, without limitation, those Laws relating to the storage, handling, and use of chemicals and other hazardous materials, those relating to the Release, generation, processing, treatment, storage, transportation, disposal, or other management of waste materials of any kind, those relating to the protection of environmentally sensitive areas, and employee health and safety.

      "Governmental Authority" means any governmental or quasi-governmental federal, state, provincial, county, city, or other political subdivision of the United States, any foreign country, or any department, bureau, agency, commission, court, or other statutory or regulatory body or instrumentality thereof.

      "Hess" means Gerald Hess, d/b/a Jerry Hess Operating Company.

      "Hughes Lawsuit" means the lawsuit styled Dan A. Hughes Company v. Dark Horse Oil & Gas, L.L.C., Robert P. Lindsay, S. Rand Stinnett, and BARCO Energy Group, L.L.C., filed on August 3, 2005, as Cause No. 2005-50239-367, in the District Court of Denton County, Texas, for the 367th Judicial District, as amended to include Vega Gas Limited as an additional defendant.

      "Imbalance" means any imbalance between (a) the quantity of Hydrocarbons produced from any Well and allocated to a Person from time to time and the share of such production to which such Person is actually entitled by virtue of its ownership interest in such Well, (b) the quantity of Hydrocarbons produced from or allocable to any Well delivered, and the quantity of such Hydrocarbons received, in each case for gathering, transportation, or storage for the account of a Person, (c) the quantity of Hydrocarbons produced from or allocable to any Well delivered for processing or refining, and the quantity of products or residue Hydrocarbons redelivered, in each case for the account of a Person, and
(d) other similar types of Hydrocarbon-related imbalances attributable to the Wells.


                             Schedule 1.1 - Page 5

      "Indemnity Group" means, for either Party, the Affiliates, officers, directors, managers, members, partners, employees, agents, and representatives of the relevant Party.

      "Knowledge", means (a) with respect to either Party, knowledge of those matters of which the relevant Party is charged with constructive notice under applicable Law, (b) with respect to Buyer, the actual knowledge of the current directors and officers of Buyer, and (c) with respect to Seller, the actual knowledge of the current directors and officers of Seller and Seller's Predecessors.

      "Laws" means all constitutions, laws, statutes, ordinances, rules, regulations, orders, and decrees of the United States, any foreign country, and any local, state, provincial, or federal political subdivision or agency thereof, as well as all judgments, decrees, orders, and decisions of courts having the effect of law in each such jurisdiction, including, without limitation, all Environmental Laws.

      "Letter of Intent" means the letter dated as of March 2, 2005, among Seller, Seller's Predecessors, and Buyer, as amended and extended from time to time, relating to the transactions contemplated herein.

      "Liabilities" means, for purposes of this Agreement, any and all losses, judgments, damages, liabilities, injuries, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies. As used herein, the term "Liabilities" includes, without limitation, reasonable attorneys' fees and other costs and expenses of any Party receiving indemnification hereunder incident to the investigation and defense of any Claim that results in litigation, or the settlement of any Claim, or the enforcement by any Party receiving indemnification hereunder of the provisions of Article IX, as applicable.

      "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to grant any of the foregoing), any conditional sale or title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

      "Lis Pendens" means the Notice of Lis Pendens dated August 3, 2005, filed for record by Dan A. Hughes Company in the Official Public Records of Denton County, Texas, which identifies the Hughes Lawsuit and to which is attached the list of oil and gas leases in which Dan A. Hughes Company claims an interest, some of which leases are included in the Assets.

      "Material Adverse Change" means an event, occurrence, development, or condition that is materially adverse to the Assets taken as a whole, excluding
(a) the completion, prior to the Closing relating thereto, of any Well listed on
Schedule 5.3(a) as a dry hole or otherwise as a well not capable of producing Hydrocarbons in paying quantities, (b) any general, regional, industry-wide, economic, or political event, occurrence, development, or condition (including, without limitation, the price of Hydrocarbons), whether domestic or international, and (c) any change in the condition of any Asset during the period from the date of this Agreement through the applicable Possession Time resulting from normal depletion of Hydrocarbon reserves or the depreciation of the Personal Property through ordinary wear and tear.


                             Schedule 1.1 - Page 6

      "Net Revenue Interest" means, with respect to each Lease and Well, the interest in and to all Hydrocarbons produced and saved from or attributable to the Lease(s) on which such Well is located, after giving effect to all valid royalties, overriding royalties, production payments, net profits interests, carried interests, reversionary interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to such Lease(s) and Wells.

      "Parties" means, collectively, Seller and Buyer.

      "Permits" means the permits, licenses, authorizations, certificates, registrations, or other approvals (other than permits and licenses constituting Real Property Interests) granted by any Governmental Authority that pertain or relate in any way to the Assets, described more particularly on Exhibit E.

      "Permitted Encumbrances" means:

            (a) preferential rights to purchase any Asset (including, without limitation, any Contract), required non-governmental, third Person consents to assignment, and similar agreements with respect to which, prior to the Closing for such Asset, (i) waivers or consents are obtained from the appropriate Persons, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such right;

            (b) required non-governmental, third Person consents to assignment if such consent is of a type customarily obtained subsequent to a sale or conveyance, and the failure to obtain such consent would not have a material adverse effect on the use or value of the Assets;

            (c) Liens for taxes or assessments not yet delinquent or, if delinquent, those taxes or assessments that are being contested in good faith by proceedings diligently conducted in the normal course of business;

            (d) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of the Assets if the same are customarily obtained, given, or made subsequent to such sale or conveyance;

            (e) the Leases, the Contracts, the Permits, and the Real Property Interests;

            (f) all easements, rights-of-way, servitudes, permits, licenses, surface leases, and other rights to use the surface (in addition to the Real Property Interests) affecting or pertaining to the Assets, but that are not included in the Assets and do not interfere materially with the ownership, operation, value, or use of the Assets;


                             Schedule 1.1 - Page 7

            (g) lessor's royalties, overriding royalties, division orders, production payments, net profits interests, carried interests, rights to recoupment, unitization, pooling, proration, and spacing designations, orders, and agreements, reversionary interests, and similar burdens, if the net cumulative effect thereof does not operate to cause Seller to receive less than the Net Revenue Interest set forth on Exhibit B of all Hydrocarbons produced, saved, and marketed from any Lease or Well or bear and pay more than the Working Interest shown on Exhibit B of all costs and expenses of operations in respect of such Lease or Well without a proportionate increase in the associated Net Revenue Interest;

            (h) any operator's or other inchoate or undetermined Lien or charge, whether statutory or contractual, constituting or securing the payment of expenses which were or will be incurred in the ordinary course of business and incidental to the maintenance, development, production, or operation of any Asset, to the extent the same secure amounts not yet due and payable or that are being contested in good faith by proceedings diligently conducted in the normal course of business;

            (i) any Lien created under the terms of any Lease, Real Property Interest, or Contract to secure the performance of the lessee's obligations thereunder;

            (j) conventional rights of reassignment;

            (k) the rights reserved to, vested in, or imposed by any Governmental Authority to control, regulate, or monitor the Assets in any manner, and all applicable Laws;

            (l) Defects and Environmental Conditions waived in writing by Buyer;

            (m) any matters set forth in the Schedules to this Agreement; and

            (n) all other Liens, charges, encumbrances, contracts, agreements, instruments, obligations, and irregularities affecting any Asset that in the aggregate are not such as to (i) interfere materially with the ownership, operation, value, or use of such Asset for the purposes for which it is held;
(ii) prevent Seller from receiving any proceeds from the sale of any Hydrocarbons; or (iii) cause Seller (A) to receive less than the Net Revenue Interest set forth on Exhibit B of all Hydrocarbons produced, saved, and marketed from any Lease or Well, or (B) bear and pay more than the Working Interest shown on Exhibit B of all costs and expenses of operations in respect of such Lease or Well without a proportionate increase in the associated Net Revenue Interest.

      "Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority, or any other form of entity.

      "Possession Time" means, with respect to each Asset or Asset tranche conveyed by Seller to Buyer pursuant hereto, the time on the Closing Date for such Asset or Asset tranche when all of the actions required under Section 7.3 to be taken by Seller and Buyer at the Closing for such Asset or Asset tranche have been taken.


                             Schedule 1.1 - Page 8

      "Property-Related Taxes" means any and all ad valorem, property, severance, generation, conversion, Btu or gas, transportation, utility, gross receipts, privilege, consumption, excise, lease, transaction, and other taxes, franchise fees, governmental charges or fees, licenses, fees, permits, and assessments, or increases therein, and any interest or penalties thereon, other than Transfer Taxes and taxes based on or measured by net income or net worth.

      "Release Agreement" means the Agreement to Release and Mutual Release dated effective as of October 1, 2005, executed by the Hughes Group, Seller, and Buyer.

      "Retained Environmental Liabilities" means ALL LIABILITIES ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE EXISTENCE OF AN ENVIRONMENTAL CONDITION ON OR RELATING TO ONE OR MORE ASSETS CONVEYED BY SELLER TO BUYER PURSUANT HERETO (INCLUDING, WITHOUT LIMITATION, LIABILITY FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE POSSESSION TIME FOR THE RELEVANT ASSET, TO THE EXTENT ONLY THAT: (a) SUCH ENVIRONMENTAL CONDITION, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, AROSE, EXISTED, OR OCCURRED, IN WHOLE OR IN PART, PRIOR TO SUCH POSSESSION TIME;
(b) SELLER RECEIVES NOTICE OF SUCH ENVIRONMENTAL CONDITION FROM BUYER OR OTHERWISE WITHIN TWELVE (12) MONTHS AFTER SUCH POSSESSION TIME; AND (c) THE SHARE ALLOCABLE TO THE OWNER OF THE ASSETS OF THE ACTUAL COST TO REMEDY SUCH ENVIRONMENTAL CONDITION OR CONDITIONS (INCLUDING WITHOUT LIMITATION, LIABILITIES OWED TO ANY GOVERNMENTAL AUTHORITY OR OTHER PERSON) EXCEEDS, INDIVIDUALLY FOR ANY ENVIRONMENTAL CONDITION OR IN THE AGGREGATE FOR ALL ENVIRONMENTAL CONDITIONS, $500,000.00, AND DOES NOT EXCEED, INDIVIDUALLY FOR ANY SUCH ENVIRONMENTAL CONDITION OR IN THE AGGREGATE FOR ALL SUCH ENVIRONMENTAL CONDITIONS, $1,000,000.00. THE RESPONSIBILITY FOR SUCH COSTS UP TO $500,000.00 AND IN EXCESS OF $1,000,000.00 SHALL CONSTITUTE AN ASSUMED LIABILITY FOR PURPOSES HEREOF.

      "SEC" means the Securities Exchange Commission or any successor Governmental Authority.

      "Seller's Predecessors" means, collectively, the Affiliates of Seller from whom Seller acquired record and beneficial title to the Assets.


                             Schedule 1.1 - Page 9

      "Springside Properties" means the oil and gas leases, wells, and properties, or interests therein, to be conveyed by Hess to the party/Buyer under the terms of the Voyager-Hess Purchase Agreement.

      "Tranche 3 Retained Interests" means the Retained Interests in the Leases, Wells, and other items of real and personal property included in the Tranche 3 Assets.

      "Transfer Taxes" means any sales, use, stock, stamp, document, filing, recording, registration, and similar tax or charge, including, without limitation, any interest or penalties thereon.

      "Transitional Matters Agreement" means the Transitional Matters Agreement substantially in the form attached hereto as Exhibit H.

      "Voyager-Hess Purchase Agreement" means the Asset Purchase Agreement dated as of August 23, 2005, among Gerald Hess, d/b/a/ Jerry Hess Operating Company, as Seller, and Voyager Partners, Ltd., as Buyer, relating to the Springside Properties.

      "Voyager-Hughes Settlement Agreement" means the Settlement Agreement and Mutual Release dated effective as of October 1, 2005, executed by Dark Horse Oil & Gas L.L.C., Robert P. Lindsay, S. Rand Stinnett, BARCO Energy Group, L.L.C., Vega Gas Ltd., Rigel Management, LLC, Republic Energy Drilling, LLC, DW Gathering, LLC, Clear Star Gas, Ltd., Trek Management, LLC, CSG Management, LLC, Zoompeak, Ltd., and Seller (collectively, the "Defendant Group"), and Dan A. Hughes Company, The Umphrey Family Limited Partnership, John E. Williams, Jr., Dan A. Hughes, Jr., and TR Energy, Inc. (collectively, the "Hughes Group"), relating to the Hughes Lawsuit.

      "Working Interest" means, with respect to each Lease or Well, the interest of Seller that is burdened with the obligation to bear and pay costs of operations on or in respect of such Lease or Well.


                             Schedule 1.1 - Page 10